Execution version

Exhibit 10-45

SECOND AMENDMENT TO LOAN AGREEMENT

DATED as of February 9, 2023

AMONG: DIRTT ENVIRONMENTAL SOLUTIONS LTD., and DIRTT ENVIRONMENTAL SOLUTIONS, INC., as Borrowers

AND: ROYAL BANK OF CANADA, as Lender

PREAMBLE

WHEREAS the Borrowers and the Lender entered into that certain Loan Agreement dated as of February 12, 2021 (as amended pursuant to a First Amendment and Consent dated November 15, 2021 (the “First Amendment”), and as may be further amended, restated, supplemented, revised, replaced or otherwise modified from time to time, the “Existing Loan Agreement”);

AND WHEREAS the Borrowers and the Lender have agreed to reduce the Maximum Amount of the Revolving Credit Facility to $15,000,000 and to extend the Stated Expiry Date of the Loan Agreement by one year to February 12, 2024 and to amend certain other provisions of the Loan Agreement, but, in each case, only to the extent and subject to the limitations set forth in this Amendment (this “Amendment” and, together with the Existing Loan Agreement, the “Loan Agreement”) and without prejudice to the Lender’s other rights;

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

ARTICLE I – INTERPRETATION

1.1 All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

ARTICLE II – AMENDMENTS TO THE Loan AGREEMENT

2.1 With effect on the Effective Date (hereinafter defined), the Loan Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement attached hereto as Exhibit A. For the avoidance of doubt, Exhibit A incorporates changes made pursuant to the First Amendment, which changes are not indicated as stricken or added pursuant to this Amendment Agreement.

2.2 Notwithstanding anything to the contrary herein, any Revolving Credit Advances based upon the LIBOR Rate (as defined in the Existing Loan Agreement) existing as of the Effective Date shall continue to the end of the applicable Interest Period for such Revolving Credit Advance and the provisions of the Existing Loan Agreement applicable solely with respect to any existing Revolving Credit Advances based upon the LIBOR Rate that continue past the Effective Date shall continue to apply as such, mutatis mutandis, until the end of the applicable Interest Period for such Revolving Credit Advances, after which such provisions shall have no further force or effect.

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CAN_DMS: \142300883\2

2.3 As of the Effective Date, Schedules G, 3.2, 3.6, 3.7, 3.12, 3.13, 3.16 and 6.1 are hereby amended and restated in their entirety in the form attached hereto.

ARTICLE III – CONDITIONS TO EFFECTIVENESS

3.1 This Amendment shall become effective upon the Borrowers delivering to the Lender each of the following (such date being referred to herein as the “Effective Date”):

(a) an executed copy of this Amendment by PDF copy transmitted via e-mail or telecopier;

(b) copies of PPSA, UCC, and as applicable, Register of Personal and Movable Real Rights of Quebec, Bank Act, insolvency, executions, litigation, or other jurisdictional searches, as applicable, or other evidence satisfactory to Lender, listing all effective, registrations, financing statements and recordations which name the Credit Parties (under present name, any previous name or any trade or doing business name) as debtor and together with copies of such other recordings, registrations and financing statements;

(c) certified copies of all the constating documents, by-laws and resolutions of the directors (or partners, members or shareholders as required by Lender) authorizing the Loan Documents, and certificates of incumbency, for Borrowers and each other Credit Party;

(d) certificate of good standing (or other similar instruments) in respect of each of the Credit Parties;

(e) opinions of counsel to each of the Credit Parties (including opinions relating to enforceability, the Lender’s security in each relevant jurisdiction and such other matters as the Lender reasonably considers necessary in its discretion) with respect to this Amendment and each Loan Document in form and substance satisfactory to Lender;

(f) the Borrowers paying to the Lender an amendment fee equal to $30,000; which fee shall be non-refundable and fully earned and paid upon the execution of this Agreement and which fee may be charged as a Revolving Credit Advance and be added to and form part of a Loan.

ARTICLE IV – representations and warranties

4.1 Each Borrower represents and warrants to the Lender that the following statements are true, correct and complete:

(a) Authorization, Validity, and Enforceability of this Amendment. Each Borrower has the corporate power and authority to execute and deliver this Amendment. Each Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its shareholders if necessary) to authorize the execution and delivery of this Amendment. This Amendment has been duly executed and delivered by the Borrowers and this Amendment constitutes the legal, valid and binding obligations of the Borrowers, enforceable against them in accordance with their respective terms without defence, compensation, setoff or counterclaim. Each Credit Party’s execution and delivery of this Amendment does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any lien upon the property of the Borrowers by reason of the terms of (a) any contract, mortgage, hypothec, lien, lease, agreement, indenture, or instrument to which any of the Borrowers is a party or which is binding on any of them, (b) any requirement of law applicable to the Borrowers, or (c) the certificate or articles of incorporation or amalgamation or bylaws of the Borrowers.

(b) Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against the Borrowers or

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any Subsidiaries of this Amendment except for such as have been obtained or made and filings required in order to perfect and render enforceable the Lender's security interests.

(c) Incorporation of Representations and Warranties From Loan Agreement. The representations and warranties contained in the Loan Agreement are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

(d) Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default.

(e) Security. All security delivered to or for the benefit of the Lender pursuant to the Loan Agreement and the other Loan Documents remains in full force and effect and secures all Obligations of the Borrowers under the Loan Agreement and the other Loan Documents to which they are a party.

ARTICLE V – miscellaneous

5.1 Each Borrower (i) reaffirms its Obligations under the Loan Agreement and the other Loan Documents to which it is a party, and (ii) agrees that the Loan Agreement and the other Loan Documents to which it is a party remain in full force and effect, except as amended hereby, and are hereby ratified and confirmed.

5.2 The execution, delivery and performance of this Amendment shall not, except as expressly provided for herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any other document.

5.3 Each Borrower acknowledges and agrees that it has read and is fully informed and satisfied with all the terms and conditions of this Amendment and has had the opportunity to obtain independent legal advice in connection therewith.

5.4 This Amendment shall be governed by, and construed in accordance with, the internal laws of the Province of Alberta and the federal laws of Canada applicable therein without regard to the principles of conflict of laws.

5.5 This Amendment and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Amendment and each other Loan Document shall be effective as delivery of an original executed counterpart of this Amendment and such other Loan Document. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment or any other Loan Document shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, as in provided Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Electronic Transaction Acts (British Columbia), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The Lender may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

[The next pages are the signature pages]

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DATED as of the date first stated above.

Lender:	ROYAL BANK OF CANADA, by its attorneys,
	Per:	/s/ Michael Petersen
Name: Michael Petersen
Title: Director, Corporate Client Group - Asset Based Lending

	Per:	/s/ Jordan Falkenberg
Name: Jordan Falkenberg
Title: Vice-President, Corporate Client Group - Finance

Borrower:	DIRTT ENVIRONMENTAL SOLUTIONS LTD.
	Per:	/s/ Bradley Little
Name: Bradley Little
Title: Chief Financial Officer

Borrower:	DIRTT ENVIRONMENTAL SOLUTIONS, INC.
	Per:	/s/ Bradley Little
Name: Bradley Little
Title: Chief Financial Officer

EXHIBIT A to SECOND AMENDMENT

LOAN AGREEMENT

Dated as of February 12, 2021

between

ROYAL BANK OF CANADA

as Lender

and

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

and

DIRTT ENVIRONMENTAL SOLUTIONS, INC.

as Borrowers

and

THE GUARANTORS PARTY HERETO

INDEX OF EXHIBITS AND SCHEDULES

Schedule A: Definitions
Schedule B: Lender’s and Credit Parties’ Addresses for Notices
Schedule C: Letters of Credit
Schedule D: Cash Management System
Schedule E: Fees
Schedule F: Schedule of Documents
Schedule G: Material Contracts

Schedule H: Bank Products

Schedule I: RBC Lease Facility

Schedule J: Post-Closing Undertakings

Disclosure Schedule (3.2): [***]

Disclosure Schedule (3.6): [***]
Disclosure Schedule (3.7): [***]
Disclosure Schedule (3.9): [***]
Disclosure Schedule (3.11): [***]

Disclosure Schedule (3.12): [***]
Disclosure Schedule (3.13): [***]
Disclosure Schedule (3.15): [***]
Disclosure Schedule (3.16): [***]

Disclosure Schedule (3.17): [***]
Disclosure Schedule (3.18): [***]
Disclosure Schedule (5.2(b)): [***]
Disclosure Schedule (5.2(e)): [***]
Disclosure Schedule (6.1): [***]
Exhibit A: Form of Notice of Borrowing or Continuation/Conversion
Exhibit B: Form of Borrowing Base Certificate
Exhibit C: Form of Compliance Certificate

Exhibit D: Form of Notice of Repayment

TRANSACTION SUMMARY AS OF THE DATE OF THIS AGREEMENT

REVOLVING CREDIT LOAN

Maximum Amount: $15,000,000 or the Equivalent Amount in U.S.$ if available

Letter of Credit Sublimit: $5,000,000

Term: One (1) year

Interest Rate: RBP plus 0.75% per annum

RBUSBR plus 0.75% per annum

CDOR Rate plus 2.00% per annum

Term SOFR Rate plus 2.00% per annum plus the Term SOFR Adjustment

Unused Line Fee: 0.40% per annum

Letter of Credit Fee: to be determined at time of issue

Borrowing Base: (i) 85% of the value (as determined by Lender) of Eligible Accounts (other than Investment Grade or Insured Accounts), 90% of the value (as determined by Lender) of Eligible Investment Grade or Insured Accounts; plus

(ii) the lesser of (I) 85% of the net orderly liquidation value of Eligible Inventory, and (II) 75% of the book value of Eligible Inventory; less

  (iii) reserves.

OTHER FEES

Closing Fee: $75,000

Collateral Monitoring Fee: $1,000 per month in advance

STATED EXPIRY DATE February 12, 2024

The loans described generally here are established and governed by the terms and conditions set forth below in this Agreement and the other Loan Documents, and if there is any conflict between this general description and the express terms and conditions below or elsewhere in the Loan Documents, such other express terms and conditions shall control.

TABLE OF CONTENTS

Section 1 – AMOUNT AND TERMS OF CREDIT		1
1.1	Loans	1
1.2	Term and Prepayment	2
1.3	Use of Proceeds	3
1.4	Joint and Several	3
1.5	Interest	3
1.6	Continuation and Conversion Elections	4
1.7	Cash Management System	6
1.8	Fees	6
1.9	Receipt of Payments; Taxes	6
1.10	Application and Allocation of Payments	6
1.11	Accounting	6
1.12	Indemnity	7
1.13	Borrowing Base; Reserves	7
1.14	Funding Losses	8
1.15	Inability to Determine Rates	8
1.16	Benchmark Replacement Setting	8
1.17	Canadian Benchmark Replacement Setting	13
Section 2 – CONDITIONS PRECEDENT		16
2.1	Conditions to the Initial Loans	16
2.2	Further Conditions to the Loans	18
Section 3 – REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS		18
3.1	Corporate Existence; Compliance with Law; Investment Company	18
3.2	Executive Offices; Corporate or Other Names	19
3.3	Corporate Power; Authorization; Enforceable Obligations	19
3.4	Financial Statements and Projections; Books and Records	19
3.5	Material Adverse Change	20
3.6	Real Estate; Property	20
3.7	Ventures, Subsidiaries and Affiliates; Outstanding Shares and Indebtedness	20
3.8	Government Regulations	20
3.9	Taxes; Charges	21
3.10	Payment of Obligations	21
3.11	Pension Plans	21
3.12	Litigation	22
3.13	Intellectual Property	22
3.14	Full Disclosure/Know Your Customer	22
3.15	Environmental Matters	22
3.16	Insurance	23
3.17	Bank Accounts	23
3.18	Accounts and Inventory	23
3.19	Conduct of Business	24
3.20	Material Contracts	24
3.21	Further Assurances	24
3.22	Default	24

3.23	Sanctions	24
3.24	Margin Regulations	24
3.25	Post-Closing Undertakings	24
Section 4 – FINANCIAL REPORTS, INFORMATION AND NOTICES		25
4.1	Reports and Information	25
4.2	Notices	26
Section 5 – FINANCIAL AND NEGATIVE COVENANTS		27
5.1	Financial Covenants	27
5.2	Negative Covenants	27
Section 6 – SECURITY INTEREST		29
6.1	Grant of Security Interest	29
6.2	Lender’s Rights	30
6.3	Grant of License to Use Intellectual Property Collateral	31
Section 7 – EVENTS OF DEFAULT, RIGHTS AND REMEDIES		32
7.1	Events of Default	32
7.2	Remedies	34
7.3	Waivers by Credit Parties	35
7.4	Proceeds	35
Section 8 – MISCELLANEOUS		36
8.1	Complete Agreement; Modification of Agreement	36
8.2	Expenses	36
8.3	No Waiver	36
8.4	Severability; Section Titles	37
8.5	Authorized Signature	37
8.6	Notices	37
8.7	Counterparts	37
8.8	Assignments	38
8.9	Time of the Essence	38
8.10	Governing Law	38
8.11	Submission to Jurisdiction; Waiver of Jury Trial	38
8.12	Press Releases	39
8.13	Reinstatement	39
8.14	Illegality	39
8.15	Set Off and Survival	40
8.16	Increased Costs	40
8.17	Conflict	41
Section 9 – SPECIAL PROVISIONS		41
9.1	Interest Act (Canada)	41
9.2	Excess Resulting from Exchange Rate Change	41
9.3	Judgment Currency	42
9.4	USA Patriot Act	42
9.5	Calculations	42

This LOAN AGREEMENT is dated as of February 12, 2021 and agreed to by and between DIRTT Environmental Solutions Ltd. and DIRTT Environmental Solutions, Inc. (each a “Borrower”, and collectively the “Borrowers”), each other Credit Party executing this Agreement, and Royal Bank of Canada (“Lender”).

RECITALS:

A. Borrowers desire to obtain the Loans and other financial accommodations from Lender and Lender is willing to provide the Loans and accommodations all in accordance with the terms of this Agreement.

B. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

Section 1 – AMOUNT AND TERMS OF CREDIT

1.1 Loans

(a) Advances. Subject to the terms and conditions of this Agreement, from the Closing Date and until the Commitment Termination Date: (i) Lender agrees to make available to the Borrowers advances (each, a “Revolving Credit Advance”) in $ based upon RBP or the CDOR Rate (subject to a minimum of $500,000 in the case of Revolving Credit Advances made based upon RBP, $1,000,000 in the case of Revolving Credit Advances made based upon the CDOR Rate and in both cases in integral multiples of $100,000 in excess thereof) and subject to such limits as Lender may specify in U.S.$ based upon RBUSBR or the Term SOFR Rate (subject to a minimum of U.S.$500,000 in the case of Revolving Credit Advances made based upon RBUSBR, U.S.$1,000,000 in the case of Revolving Credit Advances made based upon the Term SOFR Rate and in both cases in integral multiples of U.S.$100,000 in excess thereof) and to incur Letter of Credit Obligations, subject to the Letter of Credit Sublimit, in an aggregate outstanding amount not to exceed the Borrowing Availability; and (ii) a Borrower may at its request from time to time borrow, repay and reborrow, and may cause Lender to incur Letter of Credit Obligations, under this Section 1.1.

(b) Borrowing. A Borrower shall request each Revolving Credit Advance by written notice to Lender substantially in the form of Exhibit A (each a “Notice of Borrowing”) given no later than: (i) 3:00 p.m. (Toronto time) one (1) Business Day prior to the Business Day of the proposed advance, in the case of Revolving Credit Advances to be made in $ based upon RBP and in U.S.$ based upon RBUSBR; and (ii) 12:00 p.m. (Toronto time) one (1) Business Day prior to the Business Day of the proposed advance, in the case of Revolving Credit Advances to be made in $ based upon the CDOR Rate; and (iii) 12:00 p.m. (Toronto time) two (2) Business Days prior to the Business Day of the proposed advance and within two (2) Business Days of the delivery of the documents and information provided for in Section 4.1(a), in the case of Revolving Credit Advances to be made in U.S.$ based upon the Term SOFR Rate. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon: (i) any Notice of Borrowing believed by Lender to be genuine; and (ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of Borrowing were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary. As an accommodation to Borrowers, Lender may permit telephonic (which shall, promptly upon request be confirmed in writing by a Borrower), electronic, or facsimile requests for a

Revolving Credit Advance and electronic or facsimile transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers. Unless Borrowers specifically direct Lender in writing not to accept or act upon telephonic, facsimile or electronic communications from a Borrower, Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender’s honouring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrowers, and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.

(c) Borrowing Base Certificate. In making any Loan hereunder Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Lender by Borrowers and other information available to Lender. Lender shall be under no obligation to make any further Revolving Credit Advance or incur any other Obligation if Borrowers shall have failed to deliver a Borrowing Base Certificate to Lender by the time specified in Section 4.1(a) or if an Event of Default shall be continuing.

(d) Letters of Credit. Subject to the terms and conditions of this Agreement, Borrowers shall have the right to request, and Lender agrees to incur, the Letter of Credit Obligations for the account of Borrowers in accordance with Schedule C and for greater certainty, any amount advanced by Lender on account of the Letter of Credit Obligations shall be deemed a Loan and Revolving Credit Advance.

(e) Bank Products. Subject to the terms and conditions of this Agreement, Lender may provide Bank Products to Borrowers in accordance with Schedule H.

(f) Overdrafts. The existence of any overdraft in any of the bank accounts maintained with Lender in consequence of Lender charging or debiting any amount as provided in Section 1.10 or any cheque or other item presented for payment in an amount greater than the available balance in such account, whether or not pursuant to any limit established by Lender in its sole, unfettered discretion (an “Overdraft”) shall be deemed to be a request for an advance hereunder and shall constitute a Loan and Revolving Credit Advance (being either an RBP based loan or an RBUSBR based loan, as the case may be) in the amount of such Overdraft. In addition to all other terms and conditions set out in this Agreement, Lender shall not, however, have any obligation to honour any Overdraft if such proposed Overdraft together with all other Overdrafts then outstanding should, in the aggregate, exceed $1,500,000, or the Equivalent Amount thereof in U.S.$.

1.2 Term and Prepayment

(a) Upon the Commitment Termination Date, the obligation of Lender to make Revolving Credit Advances and extend other credit hereunder shall immediately terminate and Borrowers shall pay to Lender in full, in cash: (i) all outstanding Revolving Credit Advances and all accrued but unpaid interest thereon; (ii) an amount sufficient to enable Lender to hold cash collateral as specified in Schedule C; and (iv) all other non-contingent Obligations due to Lender.

(b) If the aggregate Revolving Credit Loans shall at any time exceed the Borrowing Availability, then Borrowers shall immediately repay the Revolving Credit Loan in the amount of such excess.

(c) Borrowers shall have the right, at any time upon thirty (30) days prior written notice to Lender to: (i) terminate voluntarily Borrowers’ right to receive or benefit from, and Lender’s obligation to make Revolving Credit Advances and to incur Letter of Credit Obligations; and (ii) prepay all of the Obligations; provided, however, that with respect to Revolving

Credit Advances made based upon the CDOR Rate or the Term SOFR Rate prepaid by Borrowers prior to the expiration date of the Interest Period applicable thereto, Borrowers shall pay to Lender the amounts described in Section 1.14(c). Following receipt of such notice by Lender, the effective date of termination of the Revolving Credit Loan specified in such notice shall be deemed to be the Commitment Termination Date. If Borrowers exercise their right of termination and prepayment, or if Lender’s obligation to make Loans is terminated for any reason prior to the Stated Expiry Date then in effect (including as a result of the occurrence of a Default), Borrowers shall pay to Lender the amounts (if any) described in Section 1.14(c).

1.3 Use of Proceeds

Borrowers shall use the proceeds of the Loans: (i) to refinance on the Closing Date certain outstanding Indebtedness, if any, as provided in Section 2.1(b); (ii) for working capital and (iii) for general corporate purposes. The Borrowers agree not to request Loans solely for the purpose of accumulating and/or maintaining cash or cash equivalents in depository or investment accounts outside of their ordinary course of business.

1.4 Joint and Several

Except as expressly provided otherwise herein, the term “Borrower” as used herein shall include DIRTT Environmental Solutions Ltd. and DIRTT Environmental Solutions, Inc. and each of them or either of them, as the context may require. Each Borrower acknowledges that (i) it is a co-borrower hereunder and shall be jointly and severally, with the other Borrower, directly and primarily liable to the Lender for the Obligations regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Lender accounts for such Loans or other extensions of credit on its books and records, (ii) each of the Obligations shall be secured by all of the Collateral, (iii) each Borrower shall have the obligations of co-maker and shall be primary obligors with respect to the Loans and the other Obligations, it being agreed that the Loans to each Borrower inure to the benefit of all Borrowers, and (iv) the Lender is relying on such joint and several liability of the Borrowers as co-makers in extending the Loans hereunder. Notwithstanding anything to the contrary contained in this Agreement, the Lender shall be entitled to rely upon any request, notice or other communication received by it from either Borrower on behalf of both Borrowers, and shall be entitled to treat its giving of any notice hereunder pursuant to Section 8.6 hereof as notice to each Borrower.

1.5 Interest

Borrowers shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances as follows: (i) at a floating per annum rate equal to the RBP plus the Applicable Margin in the case of RBP based loans; (ii) at a floating per annum rate equal to the RBUSBR plus the Applicable Margin in the case of RBUSBR based loans; (iii) at a per annum rate equal to the CDOR Rate plus the Applicable Margin in the case of CDOR Rate based loans; and (iv) at a per annum rate equal to the TERM SOFR Rate plus the Applicable Margin in the case of TERM SOFR Rate based loans (in each case, the “Advance Rate”). All computations of interest in respect of Loans made in $ based upon RBP or the CDOR Rate or in U.S. $ based upon RBUSBR or the Term SOFR Rate and all calculations of the Letter of Credit Fee, shall be made by Lender on the basis of a three hundred and sixty-five (365) or three hundred and sixty-six (366), as applicable, day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable and shall be calculated daily and compounded (if unpaid) in arrears on the last day of each calendar month with respect to Loans made in $ based upon RBP or in U.S. $ based upon RBUSBR and on each Interest Payment Date with respect to Loans made in $ based upon the CDOR Rate. In the case of Loans made in U.S.$ based upon the Term SOFR Rate, interest on each advance will accrue daily on the basis of a year of 360 days, for the actual number of days occurring in the period for which such interest is payable and shall be calculated daily and compounded (if unpaid)

in arrears on each Interest Payment Date. Any change in RBP or RBUSBR shall be effective as of the opening of business on the Business Day such change takes place.

(a) Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. If any provision of this Agreement would oblige the Borrowers to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which would be prohibited by any applicable law or would result in a receipt by the Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by the Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: first, by reducing the amount or rate of interest required to be paid to the Lender under this section and thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the Lender which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

(b) Interest shall be payable on the outstanding Revolving Credit Advances: (i) in arrears for the preceding calendar month on the first Business Day of each calendar month; (ii) on the Interest Payment Date, in the case of Revolving Credit Advances based upon the CDOR Rate or the Term SOFR Rate; (iii) on the Commitment Termination Date; and (iv) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Lender.

(c) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Advance Rate and the Letter of Credit Fee shall in the discretion of Lender be increased by three percentage points (3%) per annum (such increased rate, the “Default Rate”), and all outstanding Obligations, including unpaid interest and Letter of Credit Fees, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(d) If any interest or any other payment (including Unused Line Fees and Collateral Monitoring Fees) to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

1.6 Continuation and Conversion Elections

(a) Borrowers may, upon irrevocable written notice to Lender in accordance with Section 1.6(b):

(i) elect, as of any Business Day, in the case of Revolving Credit Advances based upon RBUSBR, to convert any such Revolving Credit Advance (or any part thereof in an amount not less than U.S.$1,000,000 or that is in an integral multiple of U.S.$100,000 in excess thereof) into a Revolving Credit Advance based upon the Term SOFR Rate or, as of any Business Day at the end of any Interest Period applicable thereto, in the case of Revolving Credit Advances based upon the Term SOFR Rate, to convert any such Revolving Credit Advance (or any part thereof) into a Revolving Credit Advance based upon RBUSBR;

(ii) elect, as of any Business Day, in the case of Revolving Credit Advances based upon RBP, to convert any such Revolving Credit Advance (any part thereof in any amount not less than $1,000,000 or that is in an integral multiple of $100,000 in excess thereof) into a Revolving Credit Advance based upon the CDOR Rate or, as of any Business Day at the end of any Interest Period applicable thereto, in the case of Revolving Credit Advances based upon the CDOR Rate, to convert any such Revolving Credit Advance (or any part thereof) into a Revolving Credit Advance based upon RBP;

(iii) elect, as of the last day of the applicable Interest Period, to continue any Revolving Credit Advances based upon the Term SOFR Rate having Interest Periods expiring on such day (or any part thereof in an amount not less than U.S.$500,000 or that is in an integral multiple of U.S.$100,000 in excess thereof); and

(iv) elect, as of the last day of the applicable Interest Period, to continue any Revolving Credit Advances based upon the CDOR Rate having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000 or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Revolving Credit Advances based upon the Term SOFR Rate or the CDOR Rate, as applicable, is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000 in the case of Revolving Credit Advances based upon the CDOR Rate or U.S.$1,000,000 in the case of Revolving Credit Advances based upon the Term SOFR Rate, such Revolving Credit Advances based upon the Term SOFR Rate or the CDOR Rate, as applicable, shall automatically convert (i) in the case of Revolving Credit Advances based upon the Term SOFR Rate into Revolving Credit Advances based upon RBUSBR and (ii) in the case of Revolving Credit Advances based upon the CDOR Rate, into Revolving Credit Advances based upon RBP.

(b) Borrowers shall deliver a notice of continuation/conversion (“Notice of Continuation/Conversion”) in the form of Exhibit A to be received by Lender not later than 12:00 p.m. (Toronto time) at least one (1) Business Day in advance of the Continuation/Conversion Date if the Revolving Credit Advances are to be converted into or continued as Revolving Credit Advances based upon the CDOR Rate and at least two (2) Business Days in advance of the Continuation/Conversion Date if the Revolving Credit Advances are to be converted into or continued as Revolving Credit Advances based upon the Term SOFR Rate and otherwise by 12:00 p.m. on the Continuation/Conversion Date if the Revolving Credit Advances are to be converted into Revolving Credit Advances based upon RBP or RBUSBR.

(c) If by no later than two (2) Business Days prior to the expiration of any Interest Period applicable to Revolving Credit Advances based upon the Term SOFR Rate or by not later than one (1) Business Day prior to the expiration of any Interest Period applicable to Revolving Credit Advances based upon the CDOR Rate, Borrowers have failed to deliver a Notice of Continuation/Conversion to Lender in respect of such Interest Period to be applicable to Revolving Credit Advances based upon the Term SOFR Rate or the CDOR Rate or if any Default or Event of Default then exists, and/or if such Notice of Continuation/Conversion would apply to a Term SOFR Rate Advance after the date that is one month prior to the Commitment Termination Date, Borrowers shall be deemed to have elected to convert such Revolving Credit Advances based upon the Term SOFR Rate into Revolving Credit Advances based upon RBUSBR or Revolving Credit Advances based upon the CDOR Rate into Revolving Credit Advances based upon RBP, effective as of the expiration date of such Interest Period.

(d) During the existence of a Default or Event of Default, Borrowers may not elect to have a Revolving Credit Advance converted or continued and Revolving Credit Advances during such period shall be based upon RBP or RBUSBR, as applicable.

(e) After giving effect to any conversion or continuation of Revolving Credit Advances, there may not be more than five (5) different Interest Periods in effect hereunder unless consented to by Lender.

1.7 Cash Management System

On or prior to the Closing Date and until the Termination Date, Borrowers will establish and maintain the cash management system described in Schedule D. All payments in respect of the Collateral shall be made to or deposited in the Blocked Accounts described in Schedule D in accordance with the terms thereof.

1.8 Fees

Each Borrower agrees to pay to Lender the Fees set forth in Schedule E.

1.9 Receipt of Payments; Taxes

Each Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 1.10) without set-off, counterclaim or deduction and free and clear of all Taxes on the day when due in lawful money of Canada in immediately available funds to the Blocked Accounts, except as required by applicable law. If any Borrower shall be required by applicable law to deduct or withhold any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions and withholdings, Lender receives an amount equal to that which it would have received had no such deductions and withholdings been made. In addition but without duplication, each Credit Party shall jointly and severally indemnify Lender, within 10 days after demand therefor, for any Taxes (including Taxes imposed or asserted on amounts payable pursuant to this sentence) paid or payable by Lender in respect of any amount paid by Borrower under this Agreement, together with reasonable out-of-pocket expenses with respect thereto. For purposes of computing interest, Fees and determining Net Borrowing Availability, all payments shall be deemed received by Lender one (1) Business Day following receipt of immediately available funds in the Blocked Accounts.

1.10 Application and Allocation of Payments

Each Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Revolving Credit Advances on behalf of either Borrower, for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by such Borrower under this Agreement or any of the other Loan Documents; (b) the payment, performance or satisfaction of any of such Borrower’s obligations with respect to preservation of the Collateral; or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, and Borrower agrees to repay immediately, in cash, any amount by which the Revolving Credit Loan exceeds the Borrowing Availability.

1.11 Accounting

Lender is authorized to record on its books and records the date and amount of each Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error. Lender shall provide Borrower on a monthly basis a statement and accounting of such recordations but any failure on the part of Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrowers shall not in any manner affect the obligation of Borrowers to repay any of the Obligations. Except to the extent that a Borrower shall, within thirty (30) days after such statement and accounting is sent, notify Lender in writing of any objection Borrowers may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrowers, absent manifest error.

1.12 Indemnity

Borrower and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold Lender and its Affiliates, and their respective employees, officers, directors, professional advisors and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including legal fees and disbursements and other costs of investigation or defence, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance or administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with any dispute between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or wilful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.13 Borrowing Base; Reserves

The Borrowing Base shall be determined by Lender (including the eligibility of Accounts and Inventory) based on the most recent Borrowing Base Certificate delivered to Lender in accordance with Section 4.1(a) and such other information available to Lender. The Revolving Credit Loan shall be subject to Lender’s continuing right to withhold from Borrowing Availability reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Lender’s good faith credit judgment such reserves are necessary, including to protect Lender’s interest in the Collateral or to protect Lender against possible non-payment of Accounts for any reason by Account Debtors or possible diminution of the value of any Collateral or possible non-payment of any of the Obligations or for any Taxes or in respect of any state of facts which could constitute a Default. Lender may, at its option, implement reserves by designating as ineligible a sufficient amount of Accounts or Inventory which would otherwise be Eligible Accounts or Eligible Inventory, as the case may be, so as to reduce the Borrowing Base by the amount of the intended reserves. For greater certainty, and without limiting the Lender’s ability to implement any other reserves, the Credit Parties agree that the lender shall withhold from Borrowing Availability a reserve in an amount (which may not be less than zero) equal to the aggregate amount of outstanding leases as of December 7, 2022, under the RBC Lease Facility as of the most recent appraisal accepted by the Lender, less (i) cash balance in the Reserve Account, and (ii) the aggregate final net orderly liquidation value (as determined by an appraisal firm acceptable to Lender) of the Equipment that is subject to a first priority perfected security interest in favour of the Lender.

1.14 Funding Losses

Each Borrower shall jointly and severally reimburse and indemnify Lender and hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of:

(a) the failure of any Borrower to make on a timely basis any payment of principal on any Revolving Credit Advance made based upon the Term SOFR Rate or the CDOR Rate;

(b) the failure of any Borrower to borrow, continue or convert a Revolving Credit Advance after Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion, as the case may be; or

(c) the prepayment or other payment (including after acceleration thereof but excluding prepayment mandated by the provisions of Section 8.14(b)) of any Revolving Credit Advance made based upon the Term SOFR Rate or the CDOR Rate on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Revolving Credit Advances made based upon the Term SOFR Rate or the CDOR Rate or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary and reasonable administrative fees charged by Lender in connection with the foregoing.

1.15 Inability to Determine Rates

If Lender determines, which determination is final, conclusive and binding upon the Borrowers, that,

(a) for any reason, adequate and reasonable means do not exist for determining the CDOR Rate or the Term SOFR Rate for any requested Interest Period with respect to a proposed Revolving Credit Advance made based upon the CDOR Rate or the Term SOFR Rate (including, without limitation, because such rate is not available from or published on a current basis by the services used by the Lender to obtain such rate), or

(b) that the CDOR Rate or the Term SOFR Rate for any requested Interest Period with respect to a proposed Revolving Credit Advance made based upon the CDOR Rate or the Term SOFR Rate does not adequately and fairly reflect the effective cost to Lender of funding such Revolving Credit Advance or the costs to the Lender are increased or the income receivable by the Lender is reduced in respect of Revolving Credit Advance, then Lender will promptly so notify Borrower. Thereafter, the obligation of Lender to make or maintain Revolving Credit Advances made based upon the CDOR Rate or the Term SOFR Rate, as applicable, hereunder shall be suspended until Lender revokes such notice in writing, and the Lender may request that an existing Term SOFR Rate based loan be converted to a RBUSBR based loan or an existing CDOR Rate loan be covered to a RBP based loan and any such loans will in any event automatically be converted on the expiry of the then current Interest Period. Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If Borrowers do not revoke such notice, Lender shall make the Revolving Credit Advance, as proposed by Borrowers, in the amount specified in the applicable notice submitted by Borrowers, but such Revolving Credit Advance shall be made as a RBUSBR based loan instead of a Term SOFR Rate based loan or a RBP based loan instead of a CDOR Rate based loan, as the case may be.

1.16 Benchmark Replacement Setting

(a) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Lender may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. (Toronto) time) on the fifth (5th) Business Day after the date such proposed amendment is provided to the Borrower without any action or consent of the Borrower. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section will occur prior to the applicable Benchmark Transition Start Date.

(ii) No Fx Facility documentation shall be deemed to be a “Loan Document” for purposes of this Section.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. The Lender will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Subsection (d). Any determination, decision or election that may be made by the Lender pursuant to this Section 1.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement):

(i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate), and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion, or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of this Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Lender may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time, to remove such unavailable, non-representative, non-compliant or non-aligned tenor, and

(ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement), or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks (including a Benchmark Replacement), then the Lender may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time, to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Revolving Credit Advance made based upon the Term SOFR Rate, conversion to or rollover of a Revolving Credit Advance made based upon the Term SOFR Rate to be made, converted or rolled over during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for, or a conversion to, a Loan based on RBUSBR, as applicable.

(f) Definitions.

(i) “Available Tenor” means, as of any date of determination and with respect to the then current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case as of such date and not including any tenor for such Benchmark that is then-removed from the definition of Interest Period pursuant to Section 1.16(d).

(ii) “Benchmark” means, initially, Adjusted Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.16(a).

(iii) “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of:

(A) the alternative benchmark rate that has been selected by the Lender and the Borrower giving due consideration to (a) any selection or recommendation of a benchmark rate or mechanism for determining such a rate by the Relevant Governmental Body, and (b) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Canadian dollar denominated bilateral credit facilities in Canada at such time; and

(B) the related Benchmark Replacement Adjustment;

provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

(iv) “Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Lender and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable

Unadjusted Benchmark Replacement for Canadian dollar-denominated bilateral credit facilities in Canada at such time.

(v) “Benchmark Replacement Conforming Changes” means, with respect to either the use or adoption of Term SOFR Rate or the use, adoption, administration or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “RBUSBR”, “Business Day,” the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or rollover notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of such rate or to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

(vi) "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

(A) In the case of Clause (A) or Clause (B) of the definition of "Benchmark Transition Event", the later of (i) the date of the public statement or publication of information referenced therein, and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(B) In the case of Clause (C) of the definition of "Benchmark Transition Event", the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, noncompliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such Clause (C) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of Clause (A) or Clause (B) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

(vii) “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(A) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(B) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(C) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Association of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

(viii) "Benchmark Transition Start Date" means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date, and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of the date of such public statement or publication of information (or, if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

(ix) "Benchmark Unavailability Period" means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.16, and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.16.

(x) “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States or the Federal Reserve Bank of New York, or any successor thereto.

(xi) “Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment

1.17 Canadian Benchmark Replacement Setting

(a) Replacing CDOR. On May 16, 2022 Refinitiv Benchmark Services (UK) Limited (“RBSL”), the administrator of CDOR, announced in a public statement that the calculation and publication of all tenors of CDOR will permanently cease immediately following a final publication on Friday, June 28, 2024. On the date that all Available Tenors of CDOR have either permanently or indefinitely ceased to be provided by RBSL (the “CDOR Cessation Date”), if the then-current Canadian Benchmark is CDOR, the Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Canadian Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Canadian Benchmark Replacement is Daily Compounded CORRA, all interest payments will be payable on a monthly basis.

(b) Replacing Future Canadian Benchmarks. At any time that the administrator of the then-current Canadian Benchmark has permanently or indefinitely ceased to provide such Canadian Benchmark or such Canadian Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Canadian Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Canadian Benchmark until the Borrower’s receipt of notice from the Lender that a Canadian Benchmark Replacement has replaced such Canadian Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to a Revolving Credit Advance based upon RBP.

(c) Canadian Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Canadian Benchmark Replacement, the Lender will have the right to make Canadian Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Canadian Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d) Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrower of (i) the implementation of any Canadian Benchmark Replacement, (ii) any occurrence of a Term CORRA Transition Event, and (iii) the effectiveness of any Canadian Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Lender pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(e) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Canadian Benchmark Replacement), if the then-current Canadian Benchmark is a term rate (including Term CORRA or CDOR), then (i) the Lender may remove any tenor of such Canadian Benchmark that is unavailable or non-representative for Canadian Benchmark (including Canadian Benchmark Replacement) settings and (ii) the Lender may reinstate any such previously removed tenor for Canadian Benchmark (including Canadian Benchmark Replacement) settings.

(f) Secondary Term CORRA Conversion. Notwithstanding anything to the contrary herein or in any Loan Document and subject to the proviso below in this clause, if a Term CORRA Transition Event and its related Term CORRA Transition Date have occurred, then on and after such Term CORRA Transition Date (i) the Canadian Benchmark Replacement described in clause (1)(a) of such definition will replace the then-current Canadian Benchmark for all purposes hereunder or under any Loan Document in respect of any setting of such Canadian Benchmark on such day and all subsequent settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (ii) each Loan outstanding on the Term CORRA Transition Date bearing interest based on the then-current Canadian Benchmark shall convert, at the start of the next interest payment period, into a Loan bearing interest at the Canadian Benchmark Replacement described in clause (1)(a) of such definition for the respective Available Tenor as selected by the Borrower as is available for the then-current Canadian Benchmark; provided that, this clause (f) shall not be effective unless the Lender has delivered to the Borrower a Term CORRA Notice, and so long as the Lender has not received, by 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date of the Term CORRA Notice, written notice of objection to such conversion to Term CORRA from the Borrower.

(g) Definitions.

“Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (x) if the then-current Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark, as applicable, pursuant to this Agreement as of such date.

“Canadian Benchmark” means, initially, the CDOR Rate; provided that if a replacement of the Canadian Benchmark has occurred pursuant to this Section titled “Canadian Benchmark Replacement Setting”, then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Canadian Benchmark Replacement”, means, for any Available Tenor:

(i) For purposes of clause (a) of this Section, the first alternative set forth below that can be determined by the Lender:

(a) the sum of: (i) Term CORRA and (ii) 0.29547% (29.547 basis points) for an Available Tenor of one-month’s duration, and 0.32138% (32.138 basis points) for an Available Tenor of three-months’ duration, or

(b) the sum of: (i) Daily Compounded CORRA and (ii) 0.29547% (29.547 basis points) for an Available Tenor of one-month’s duration, and 0.32138% (32.138 basis points) for an Available Tenor of three-months’ duration; and

(ii) For purposes of clause (b) of this Section, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Lender and the Borrower as the replacement for such Available Tenor of such Canadian Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Canadian Governmental Body, for Canadian dollar-denominated syndicated credit facilities at such time;

provided that, if the Canadian Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Canadian Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Canadian Benchmark Replacement Conforming Changes” means, with respect to any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “RBP,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters, that the Lender decides may be appropriate to reflect the adoption and implementation of such Canadian Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Canadian Benchmark Replacement exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Canadian Benchmark Transition Event” means, with respect to any then-current Canadian Benchmark other than CDOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Canadian Benchmark, the regulatory supervisor for the administrator of such Canadian Benchmark, the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark, a resolution authority with jurisdiction over the administrator for such Canadian Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Canadian Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Canadian Benchmark or (b) all Available Tenors of such Canadian Benchmark are or will no longer be representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored.

“CDOR” means the Canadian Dollar rate for bankers’ acceptance borrowings known as the Canadian Dollar Offered Rate provided by RBSL, as the administrator of the Canadian Benchmark (or a successor administrator).

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Daily Compounded CORRA” means, for any Business Day in an interest payment period, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Lender in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Canadian Governmental Body for determining compounded CORRA for business loans; provided that if the Lender decides that any such convention is not administratively feasible for the Lender, then the Lender may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Canadian Benchmark Transition Event with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to CDOR.

“Relevant Canadian Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Term CORRA” means, for the applicable corresponding tenor, the forward-looking term rate based on CORRA that has been selected or recommended by the Relevant Canadian Governmental Body, and that is published by an authorized benchmark administrator and is displayed on a screen or other information service, as identified or selected by the Lender in its reasonable discretion at approximately a time and as of a date prior to the commencement of an Interest Period determined by the Lender in its reasonable discretion in a manner substantially consistent with market practice.

“Term CORRA Notice” means the notification by the Lender to the Borrower of the occurrence of a Term CORRA Transition Event.

“Term CORRA Transition Date” means, in the case of a Term CORRA Transition Event, the date that is set forth in the Term CORRA Notice provided to the Borrower, for the replacement of the then-current Canadian Benchmark with the Canadian Benchmark Replacement described in clause 1(a) of such definition, which date shall be at least thirty (30) Business Days from the date of the Term CORRA Notice.

“Term CORRA Transition Event” means the determination by the Lender that (a) Term CORRA has been recommended for use by the Relevant Canadian Governmental Body, and is determinable for any Available Tenor, (b) the administration of Term CORRA is administratively feasible for the Lender and (c) a Canadian Benchmark Replacement, other than Term CORRA, has replaced CDOR in accordance with paragraph (a) of the Section titled “Canadian Benchmark Replacement Setting”

Section 2 – CONDITIONS PRECEDENT

2.1 Conditions to the Initial Loans

Lender shall not be obligated to make any of the Loans or to perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

(a) the Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (Schedule F);

(b) Lender shall have received evidence that all of the obligations of the Credit Parties to Royal Bank of Canada under the Existing Credit Facility as in effect immediately prior to the Closing Date will be performed and paid in full from the proceeds of the initial Loans;

(c) Lender shall have received and shall be satisfied with such estoppel letters, landlord waivers, mortgagee, processor and bailee waivers and such other consents (including consents from Governmental Authorities) as Lender may require in its discretion;

(d) Lender shall have received and shall be satisfied with such subordination and intercreditor agreements as Lender may require in its discretion;

(e) the insurance policies provided for in Section 3.16 shall be in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favour of Lender as required under such Section;

(f) as of the Closing Date, Net Borrowing Availability shall be not less than $8,000,000 after giving effect to the initial Revolving Credit Advances and Letter of Credit Obligations (calculated on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales);

(g) if required pursuant to Section 5.1(b), the Canadian Borrower shall have a cash balance in the Reserve Account of no less than the amount necessary to satisfy 1 years worth of lease payments required under the RBC Lease Facility;

(h) Lender shall have received opinions of counsel to each of the Credit Parties (including opinions relating to enforceability, the Lender’s security in each relevant jurisdiction and such other matters as the Lender reasonably considers necessary in its discretion) with respect to each Loan Document in form and substance satisfactory to Lender;

(i) Lender (and where applicable, Lender’s counsel) shall have completed and be satisfied with the results of all business, environmental and legal due diligence (including review with results satisfactory to Lender of Borrower’s union contracts, if applicable);

(j) Lender shall have received and be satisfied with the results of, Borrower’s field exam and inventory appraisal (which shall be current within 3 months) conducted by an appraisal firm acceptable to Lender, and with regard to the Collateral, the inventory control systems, the books and records and the reporting capability of the Credit Parties;

(k) Lender shall have been provided with and be satisfied with its review of, each Credit Parties’ documents regarding its corporate and capital structure, Material Contracts, debt instruments and governing documents;

(l) Lender shall have reviewed and be satisfied with Credit Parties’ customers’ contracts (including distribution agreements, licence agreements and supply agreements) and, if requested by Lender, the purchase orders relating thereto;

(m) Lender shall have completed and be satisfied with the results of the background and reference checks on Borrower, senior management of Borrowers and the other Credit Parties and shall have received all documentation and other information required by regulatory and governmental authorities under applicable “know-your-customer”, sanctions and anti-money laundering rules and regulations;

(n) Lender shall have received, and same shall continue to be valid and current, certified copies of all the constating documents, by-laws and resolutions of the directors (or partners, members or shareholders as required by Lender) authorizing the Loan Documents, and certificates of incumbency, for Borrowers and each other Credit Party;

(o) Lender shall have received and be satisfied with the Borrowers’ (i) most recent individual and consolidated Projections for the 24 months following the Closing Date (including projections of balance sheet, operating results, cash flows, Capital Expenditures and Net Borrowing Availability), and (ii) updated aged accounts receivable listing (supported by detailed rebates payable), aged accounts payable listing and detailed inventory listing;

(p) a Compliance Certificate shall have been submitted prior to the Closing Date confirming all required covenants have been met; and

(q) the Lender shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, reimbursement or payment of all for all costs and expenses (including the fees and expenses of all counsel, advisors, consultants (including environmental and management consultants), field examiners, appraisers required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

2.2 Further Conditions to the Loans

Lender shall not be obligated to fund any Loan (including the initial Loan(s)), if, as of the date thereof:

(a) any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date;

(b) any event or circumstance, which has had or reasonably could be expected to have a Material Adverse Effect, shall have occurred since the Closing Date;

(c) any Default shall have occurred and be continuing or would result after giving effect to such Loan; or

(d) after giving effect to such Loan, the Revolving Credit Loan would exceed the Borrowing Availability.

The request and acceptance by a Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date of such request and the date of such acceptance: (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied; and (ii) a restatement by Borrowers of each of the representations and warranties made by it in each Loan Document and a reaffirmation by Borrowers of the granting and continuance of Lender’s Liens pursuant to the Loan Documents.

Section 3 – REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Lender to enter into this Agreement and to make the Loans, each Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender at all times until the Termination Date as follows:

3.1 Corporate Existence; Compliance with Law; Investment Company

Each Credit Party:

(a) is, as of the Closing Date, and will continue to be: (i) a corporation or partnership, as applicable, duly organized, validly existing, registered and in good standing under the laws of the jurisdiction of its incorporation or formation; (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and (iii) in compliance with all Requirements of Law, including without limitation, laws relating to the prevention of money laundering and terrorist financing and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) has and will continue to have: (i) the requisite power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted; and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Credit Party which are necessary or appropriate for the conduct of its business;

(c) is Solvent; and

(d) is not an “investment company”, or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.2 Executive Offices; Corporate or Other Names

The full legal name of and jurisdiction of organization of each Credit Party and each of its Subsidiaries is set forth on Disclosure Schedule (3.2). The location of each Credit Party’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve (12) months. As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule (3.2), no Credit Party has been known as or conducted business in any other name (including trade or business names). Disclosure Schedule (3.2) also sets forth the corporate organizational chart of the Credit Parties as of the Closing Date.

3.3 Corporate Power; Authorization; Enforceable Obligations

The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party (except in the case of Contractual Obligations, where such violation would not reasonably be expected to result in a Material Adverse Effect) ; (d) do not and will not result in the creation or imposition of any Lien (other than in favour of Lender) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority (except in the case of the assignment of any receivables from a Governmental Authority) or any other Person, where such violation would not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

3.4 Financial Statements and Projections; Books and Records

(a) The Financial Statements delivered by Borrowers to Lender for its most recently ended Fiscal Year, Fiscal Quarter or and Fiscal Month, as applicable, are true, correct and complete and reflect fairly and accurately the financial condition of Borrowers as of the date of each such Financial Statement in accordance with GAAP with the exception that the monthly statements do not include full note disclosure or tax accruals. The Projections most recently delivered by Borrowers to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Lender and all such assumptions are disclosed in the Projections; and

(b) Each Borrower and the other Credit Parties shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, shall be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

3.5 Material Adverse Change

Between the date of the most recent audited consolidated Financial Statements of the Canadian Borrower delivered to Lender and the Closing Date: (a) no Credit Party has incurred any obligations (except the Convertible Debentures), contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the unaudited consolidated monthly financial statements which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Credit Party is in default, and to such Credit Party’s knowledge, no third party is in default, under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6 Real Estate; Property

The real estate listed in Disclosure Schedule (3.6) constitutes, as of the Closing Date, all of the (i) real property owned, or (ii) leased or used by each Credit Party in its business having Collateral in excess of $50,000, and such Credit Party will not execute any material agreement or contract in respect of the material real estate after the date of this Agreement without giving Lender prompt prior written notice thereof. Each Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Credit Party are or will be subject to any Liens, except Permitted Encumbrances. With respect to each of the premises identified in Disclosure Schedule (3.6) on or prior to the Closing Date, a bailee, landlord or mortgagee waiver acceptable to Lender has been obtained except as expressly noted in Disclosure Schedule (3.6).

3.7 Ventures, Subsidiaries and Affiliates; Outstanding Shares and Indebtedness

As at the Closing Date, the ownership structure of the Canadian Borrower and its Subsidiaries is as set out in forth in Disclosure Schedule (3.7) and except as set forth in such schedule, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or conducts any of its business with an Affiliate. Except for the Canadian Borrower, all of the issued and outstanding Shares of each Credit Party (including all rights to purchase options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Shares) as of the Closing Date are registered in the name of each of the Shareholders (and in the amounts) set forth on Disclosure Schedule (3.7) or an updated Schedule (3.7) delivered pursuant to Section 4.2.

3.8 Government Regulations

To the extent any Credit Party is subject to or regulated under any federal, provincial, territorial or state statute, rule or regulation that restricts or limits such Person’s ability to incur Indebtedness, pledge, hypothecate, mortgage or otherwise encumber its assets, or to perform its obligations under the Loan Documents, any such Credit Party has complied with such laws. The making of the Loans, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law.

3.9 Taxes; Charges

Except as disclosed on Disclosure Schedule (3.9), all tax returns, reports and statements required by any Governmental Authority to be filed by each Borrower or any other Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien (other than Permitted Encumbrances) has been filed against any Credit Party or any Credit Party’s property. Proper and accurate amounts have been and will be withheld by each Borrower and each other Credit Party from their respective past or present employees for all periods in complete compliance with all Requirements of Law and such withholdings have been and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule (3.9) sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the Canada Revenue Agency, the Internal Revenue Service or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.9), none of the Credit Parties nor their respective predecessors are liable for any Charges related to taxes: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges); or (b) to each Credit Party’s knowledge, as a transferee.

3.10 Payment of Obligations

Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is at such time being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

3.11 Pension Plans

Disclosure Schedule (3.11) lists all Plans applicable to the Credit Parties (other than, for greater certainty, Plans maintained by the Government of Canada or any Government of a Province of Canada to which a Credit Party is obligated to contribute under any applicable law). Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal, state, provincial or territorial laws. No Pension Event has occurred or is reasonably expected to occur. The aggregate amount of all normal contributions (as such term is defined for the purpose of the BIA) accruing due but not paid or remitted, all amounts withheld from employees and not paid or remitted and other amounts which might give rise to a Lien giving any priority under the BIA shall never exceed the Minimum Actionable Amount. Notwithstanding anything to the contrary in this Agreement, to the extent that Lender determines that any Lien associated with any Pension Event could reasonably be expected to have priority to any Lien established by Lender, a reserve will immediately be established in an amount that Lender deems necessary in its sole and absolute discretion (it being understood that such amount may equal the amount of the obligation secured by such Lien), and to the extent that after the establishment of such reserve the

Revolving Credit Loans exceed Borrowing Availability and such overadvance is not cured within two (2) days, it shall be an immediate Event of Default. No ERISA Event has occurred or is reasonably expected to occur. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than the Minimum Actionable Amount the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed by more than the Minimum Actionable Amount, the fair market value of the assets of all such underfunded Plans.

3.12 Litigation

No Litigation is pending or, to the knowledge of any Credit Party, threatened against any Credit Party or against any Credit Party’s properties or revenues: (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby; or (b) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.12), as of the Closing Date, there is no Litigation pending or threatened against any Credit Party which seeks damages in excess of the Minimum Actionable Amount or injunctive relief or alleges criminal misconduct of any Credit Party.

3.13 Intellectual Property

As of the Closing Date, all material Intellectual Property owned or used by any Credit Party is listed, together with application or registration numbers, where applicable, in Disclosure Schedule (3.13). Each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Each Credit Party will maintain the patenting and registration of all Intellectual Property owned by it with the appropriate Governmental Authority and each Credit Party will promptly apply to patent or register, as the case may be, all new Intellectual Property developed by it and notify Lender in writing five (5) Business Days after filing any such new patent or registration provided that in each case the patenting or registration of such Intellectual Property is commercially reasonable or necessary and the failure to patent or register could reasonably be expected to result in a Material Adverse Effect.

3.14 Full Disclosure/Know Your Customer

No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Loan Document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Without limitation to any other term hereof, each Credit Party shall provide Lender with such documentation and other evidence as is determined necessary by Lender in or for it to be satisfied that it has complied and all times will comply with all “know your customer” requirements under all applicable Requirements of Law (including in connection with any change of laws or requirement or any proposed or actual assignment by Lender). To the extent applicable, each Credit Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the "Patriot Act"). No part of the proceeds of the Loans made hereunder will be used by any Credit Party or any of its Affiliates, directly or indirectly, for any payments to any subsidiary, joint venture partner, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other Person (i) in furtherance of an offer, payment, promise to pay or authorization of the payment of giving of money, or anything else of value, to any Person in violation of the United States Foreign Corrupt Practices

Act of 1977, as amended, and the rules and regulations thereunder, or any other applicable anti-corruption law.

3.15 Environmental Matters

Except as set forth on Disclosure Schedule (3.15), as of the Closing Date: (a) each real property location owned, leased or occupied by or otherwise in the charge, management or control of each Credit Party (the “Real Property”) is maintained free of material contamination that is required by the applicable Environmental Laws to be removed, remediated or mitigated; (b) no Credit Party is subject to any Environmental Liabilities or, to any Credit Party’s knowledge, potential Environmental Liabilities, in excess of the Minimum Actionable Amount in the aggregate; (c) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or otherwise identifying it as a potentially liable party or requesting information under the EPA or analogous federal or provincial laws, in each case, to the extent applicable, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under the EPA or analogous federal or provincial laws, in each case, to the extent applicable; and (d) each Credit Party has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to each Real Property location. Each Credit Party shall comply in all material respects with all applicable Environmental Laws and environmental permits.

3.16 Insurance

As of the Closing Date, Disclosure Schedule (3.16) lists all insurance of any nature maintained for current occurrences by each Credit Party, as well as a summary of the terms of such insurance. Each Credit Party shall deliver to Lender certificates of insurance evidencing all of its and those of its Subsidiaries: (a) “All Risks” and business interruption insurance policies naming Lender as loss payee; and (b) commercial general liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will be adequate in form, substance, scope and amount and will contain an endorsement, all in form and substance acceptable to Lender, showing loss payable to Lender (I.B.C. Form 3000 or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of any Borrowers or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party shall direct all present and future insurers under its “All Risk” policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by cheque, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party’s name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance, to be obtained on thirty (30) days notice to the applicable Credit Party, provided such insurance is available and can be obtained on commercially reasonable terms. Each Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender’s request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Credit Party’s insurance policies. Each Credit Party will maintain all such insurance in effect during the term of this Agreement.

3.17 Bank Accounts

Each Borrower and the other Credit Parties shall maintain deposit and/or other accounts, including the Blocked Accounts and Disbursement Accounts, with Lender or an Affiliate of Lender acceptable to Lender and will not have any other bank accounts except for the accounts shown on Disclosure Schedule (3.17) without the prior consent of Lender.

3.18 Accounts and Inventory

As of the date of each Borrowing Base Certificate delivered to Lender, each Account listed thereon as an Eligible Account shall be an Eligible Account and all Inventory listed thereon as Eligible Inventory shall be Eligible Inventory. No Credit Party has made, and will not make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by a Credit Party or except for any extensions of time for payment in the ordinary course of its business consistent with historical practice, or after taking into account current COVID pandemic conditions, and as previously disclosed to Lender in writing. Disclosure Schedule (3.18) sets forth each Account Debtor from whom a Credit Party has obtained an offset waiver in form and substance satisfactory to Lender. With respect to the Accounts pledged as collateral pursuant to any Loan Document: (a) the amounts shown on all invoices, statements and reports which may be delivered to Lender with respect thereto are actually and absolutely owing to the relevant Credit Party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to the applicable accounts described in paragraph 1 of Schedule D or Lender as required hereunder; and (c) to each Credit Parties’ knowledge, all Account Debtors have the capacity to contract.

3.19 Conduct of Business

Each Credit Party: (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder; and (b) shall at all times maintain, preserve and protect all of the Collateral and all of such Credit Party’s other property and assets, used or useful in the conduct of its business and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

3.20 Material Contracts

As at the Closing Date, all of the Material Contracts of the Credit Parties are described in Schedule G. No Credit Party has received any notice of default or termination under any Material Contracts and are not aware of any default upon the basis of which the other party to any such agreement could terminate such agreement.

3.21 Further Assurances

At any time and from time to time, upon the written request of Lender and at the sole expense of Borrowers, Borrowers and each other Credit Party shall promptly and duly execute and deliver any and all such further financing statements, financing change statements, instruments and documents and take such further action as Lender may reasonably deem desirable: (a) to obtain the full benefits of this Agreement and the other Loan Documents; (b) to protect, preserve and maintain Lender’s rights in any Collateral; or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

3.22 Default

No Default or Event of Default has occurred and is continuing.

3.23 Sanctions

No Credit Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC or Canadian Anti-Terrorism Laws. No Credit Party nor any of its Subsidiaries: (a) is a Sanctioned Person or a Sanctioned Entity; (b) has assets located in Sanctioned Entities; (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities; or (d) engages in any dealing or transactions prohibited by Canadian Anti-Terrorism Laws. The proceeds of any loan made hereunder will not be used (A) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity or (B) in any other manner that would result in a violation of such sanctions by any Person.

3.24 Margin Regulations

No Credit Party is, or will be, engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

3.25 Post-Closing Undertakings

The Credit Parties will ensure that all post closing undertakings as set forth in Schedule J (collectively, the “Post-Closing Undertakings”) have been satisfied within the time periods set forth therein and any failure to satisfy any of the Post-Closing Undertakings within the applicable time periods shall constitute an Event of Default.

Section 4 – FINANCIAL REPORTS, INFORMATION AND NOTICES

4.1 Reports and Information

From the Closing Date until the Termination Date, the Borrowers shall deliver to Lender:

(a) as frequently as Lender may reasonably request and in any event no less than (i) within fifteen (15) Business Days following the end of each Fiscal Month or (ii) during a Cash Dominion Period, weekly on a day agreed upon between Lender and Borrowers and by 12:00 p.m. (Toronto time) on that day,

(i) a Borrowing Base Certificate in the form of Exhibit B as of the close of business of the previous Business Day or previous Fiscal Month, as applicable, detailing the calculation of the Borrowing Base, certified as true and correct by an Authorized Officer,

(ii) an accounts receivable roll forward analysis in the form of Attachment 1 to Exhibit B,

(iii) an Inventory perpetual listing,

(iv) Aged accounts payable listing, aged accounts receivable listing and if requested by the Lender, reconciliations of the aged accounts receivable listing to the general ledger and from the general ledger to the Financial Statements, and

(v) electronic copies of all accounts receivable, accounts payable and inventory ledgers, subledgers and other backup as Lender may reasonably require.

(b) within thirty (30) days following the end of each Fiscal Month:

(i) for each Borrower, its aged accounts payable listing by creditor, its aged accounts receivable listing by Account Debtor, its Inventory perpetual or physical listing and if requested by Lender, reconciliations of the aged accounts receivable listing by Account Debtor and the Inventory perpetual or physical listing (as the case may be) to each Borrower’s trial balance and from the trial balance to the Financial Statements for such Fiscal Month, accompanied by supporting detail and documentation as Lender may reasonably request;

(ii) its trial balance for such Fiscal Month;

(iii) for each Borrower, on a consolidated basis, Financial Statements for such Fiscal Month, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis;

(iv) a Compliance Certificate, together with a statement in the form of Attachment 1 to Exhibit C, showing the calculations used in determining compliance with the financial covenants hereunder; and

(v) an updated Schedule G with the compliance certificate delivered pursuant to Section 4.1(b)(iv).

(c) within one hundred and twenty (120) days following the end of each Fiscal Year, the consolidated audited Financial Statements for such Fiscal Year audited without qualification by an independent qualified accounting firm reasonably acceptable to Lender, which shall provide comparisons to the prior Fiscal Year, together with any management letter that may be issued;

(d) within sixty (60) days following the end of each Fiscal Year, consolidated Projections, by month for the next Fiscal Year prepared by Borrowers in a manner consistent with GAAP and accompanied by senior management’s discussion and analysis of such plan and prepared by Borrower in good faith, with care and diligence, and using assumptions which are reasonable under the circumstances at the time such Projections are delivered to Lender and disclosed therein when delivered; and

(e) all the other reports and information set forth in Exhibit B in the time frames set forth therein.

4.2 Notices

(a) Borrowers shall advise Lender:

(i) as soon as practicable, on becoming aware, in reasonable detail, of:

(A) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline;

(B) any material change in the composition of the Collateral;

(C) the occurrence of any Default or other event which has had or could reasonably be expected to have a Material Adverse Effect;

(D) the existence or commencement of any Litigation against any Credit Party or any Plan, seeking damages of more than the Minimum Actionable Amount, in each case, if applicable, or any allegation of criminal misconduct against any Credit Party; and

(E) any event or circumstance which, to such Credit Parties’ knowledge would cause Lender to consider any then existing Account or Inventory as no longer constituting an Eligible Account or Eligible Inventory, as the case may be.

(ii) if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property in writing within seven (7) Business Days and shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it or any other Credit Party in connection with any such Release;

(iii) promptly of any issuance of securities by the U.S. Borrower to any Person other than the Canadian Borrower; and

(iv) as soon as practicable, update Schedule (3.7) to reflect any issuance of securities by the U.S. Borrower.

(b) Each Credit Party shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of the Credit Parties or the Collateral as Lender may reasonably request, all in reasonable detail.

Section 5 – FINANCIAL AND NEGATIVE COVENANTS

5.1 Financial Covenants

(a) Upon an FCCR Trigger and each subsequent Fiscal Month thereafter until the Fiscal Month in which Net Borrowing Availability exceeds $5,000,000 for at least thirty (30) consecutive calendar days, the Canadian Borrower shall maintain a consolidated Fixed Charge Coverage Ratio of not less than 1.10:1.00 calculated on a trailing twelve (12) month basis and tested as of the end of each Fiscal Month.

(b) At all times where the Canadian Borrower has not maintained a consolidated Fixed Charge Coverage Ratio greater than 1.25:1.00 for each of the three immediately proceeding Fiscal Months, the Canadian Borrower shall maintain a cash balance in the Reserve Account of no less than the amount necessary to satisfy 1 years worth of lease payments required under the RBC Lease Facility, provided that if the Canadian Borrower then maintains such consolidated Fixed Charge Coverage Ratio for the above three month period such cash shall, upon the request of a Borrower, be released to the Borrowers and may be used for general corporate purposes.

5.2 Negative Covenants

Each Credit Party covenants to Lender that so long as this Agreement is in effect:

(a) such Credit Party shall not form any Subsidiary or merge with, amalgamate with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or make any investment in or, make a loan or advance to, any Person, except as provided in Section 5.2(c) below or except for transactions between Credit Parties; provided that, if any such transaction among Credit Parties involves a Borrower, the Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Borrower pursuant to documents reasonably acceptable to the Lender and the Borrower (or, if not the Borrower, the surviving Person) and shall be a corporation, a limited liability company or partnership organized under the laws of Canada or the United States;

(b) such Credit Party shall not cancel any debt owing to it (other than the write off of accounts receivable (excluding Eligible Accounts) in the normal course) or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations; (ii) Indebtedness existing as of the Closing Date set forth on Disclosure Schedule (5.2(b)); (iii) Indebtedness pursuant to the RBC Leasing Facility, as amended, modified or supplemented from time to time; (iv) deferred taxes; (v) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party; (vi) Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement; (vii) Capital Lease Obligations and Indebtedness in respect of Purchase Money Indebtedness not to exceed $5,000,000; (viii) Indebtedness in respect of corporate credit cards in an amount not to exceed $1,000,000; (ix) Indebtedness between the Credit Parties; (x) Indebtedness pursuant to the Convertible Debentures; and (xi) additional Indebtedness incurred after the Closing Date in an aggregate outstanding amount for all such Credit Parties combined not exceeding the Minimum Actionable Amount;

(c) such Credit Party shall not enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party other than (i) loans or advances made by one Credit Party to any other Credit Party; (ii) loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding the Minimum Actionable Amount; and (iii) Permitted Investments made by the Credit Parties, provided that the aggregate amount of all such Permitted Investments outstanding at any time (valued at the time such investment was originally made) shall not exceed the lesser of $5,000,000 and 10% of the Adjusted EBITDA of the Borrower for the most recently completed twelve month period; and (iv) the sale, at fair market value, of raw materials, inventory and finished goods between Credit Parties;

(d) such Credit Party shall not make any changes in any of its business objectives, purposes, or operations which could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect, or engage in any business other than that presently engaged in, ancillary thereto, except as permitted by Section 5.2(g) below, or amend its charter or by-laws or other organizational documents;

(e) such Credit Party shall not create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

(f) such Credit Party shall not sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any Shares or engage in any sale-leaseback, synthetic lease or similar transaction, provided, that the foregoing shall not prohibit (i) the sale of Inventory or obsolete or unnecessary Equipment in the ordinary course of its business, (ii) the sale or transfer, at fair market value, of raw materials, inventory and finished goods from one Credit Party to another Credit Party, (iii) a sale or disposition of machinery or equipment, provided that the proceeds of sale of such machinery and equipment shall not in any consecutive 12 month period exceed an amount equal to 10% of Consolidated Assets, and (iv) the sale of shares by the Canadian Borrower which does not result in a Change of Control;

(g) such Credit Party shall not change its name, chief executive office, corporate offices, warehouses or other material locations having Collateral in excess of $50,000, or location of its records concerning the Collateral, or acquire, lease or use any real estate after the Closing Date where books and records or Collateral in excess of $50,000 will be located without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender’s Liens upon the Collateral;

(h) such Credit Party shall not make or permit any Restricted Payment in any Fiscal Year, unless, the Payment Conditions have been satisfied; and

(i) no part of such proceeds of the Loans will be used by any Credit Party to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or to reduce or retire any indebtedness incurred for any such purpose. No Credit Party nor any of its Subsidiaries are engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

Section 6 – SECURITY INTEREST

6.1 Grant of Security Interest

(a) As collateral security for the prompt and complete payment and performance of the Obligations, each Borrower and each other Credit Party executing this Agreement hereby grants to Lender a security interest in, hypothec on and Lien upon all of its personal property and assets, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all bank and deposit accounts and all funds on deposit therein; all cash and cash equivalents; all commodity contracts (including all Commodity Contracts (as such term is defined in the UCC)); all investments, Shares and Investment Property; all Inventory and Equipment; all Goods; all Commercial Tort Claims (as such term is defined in the UCC), all Chattel Paper, Documents and Instruments; all Books and Records; all Intangibles; and to the extent not otherwise included, all Proceeds and products of all and any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to Lender or in respect of which Lender may acquire any Lien pursuant to each other Loan Document, collectively, the “Collateral”).

(b) The security in the Collateral shall not extend or apply to consumer goods.

(c) With respect to the US Borrower, the security in the Collateral shall not extend to consumer goods or Excluded Property as defined in the U.S. Security Agreement.

(d) The security in the Collateral shall not extend or apply to the last day of the term of any lease or sublease or any agreement for a lease or sublease, now held or hereafter acquired by the Borrowers in respect of real property, but the Borrowers shall stand possessed of any such last day upon trust to assign and dispose of it as the Lender may direct.

(e) Nothing in this Section shall constitute an assignment or attempted assignment of any license, permit, contract or other agreement which by its provisions or by applicable law is not assignable, which would result in the termination of or a breach under such contract, or which requires the consent of a third party to its assignment unless such consent has been obtained. With respect to any contract which the Lender reasonably determines to be material, the applicable Borrower shall promptly, upon written request by the Lender, attempt to obtain the consent of any necessary third party to its assignment under this Agreement. Upon such consent being obtained or waived, this Section shall apply to the applicable contract without the necessity of any further assurance to effect such assignment. Unless and until such consent to assignment is obtained, such Borrower shall hold all benefit to be derived from such contract in trust for the Lender as additional security for payment of the Obligations and shall deliver up all such benefit to the Lender promptly upon demand by the Lender.

(f) Notwithstanding any other provisions of this Agreement, the security granted hereunder with respect to trademarks constitutes a security interest in, and charge, hypothecation and pledge of such collateral but does not constitute an assignment of such collateral to the Lender and, notwithstanding the generality of the foregoing, the collateral shall not include any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable law.

(g) Each Borrower, Lender and each other Credit Party executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favour of Lender. Each Borrower and each other Credit Party executing this Agreement represents, warrants and promises to Lender that: (i) each Borrower and each other Credit Party granting a Lien in Collateral is the sole owner of, or otherwise has a valid property interest in, each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens of others, other than Permitted Encumbrances; (ii) the security interests, hypothecs and Liens granted pursuant to this Agreement and the Loan Documents, upon completion of the filings and other actions listed on Disclosure Schedule (6.1) (which, in the case of all filings, registrations, publications and other documents referred to in said Disclosure Schedule, have been delivered to Lender in duly executed form, where applicable) will constitute valid perfected security interests and Liens in all Collateral in which a security interest may be perfected by filing or taking such other actions pursuant to the PPSA or the UCC as applicable in favour of Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests and Liens are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances which have priority by operation of law or which are permitted to be prior pursuant to the terms of this Agreement and the other Loan Documents; and (iii) no effective security agreement, financing statement, deed of hypothec, equivalent security or Lien covering, charging or hypothecating all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Each Borrower and each other Credit Party executing this Agreement promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever (other than Persons holding Permitted Encumbrances on such Collateral that have priority over the Lender's Lien), and each shall take such actions, including: (x) upon Lender's request, the prompt delivery of all original Instruments, Chattel Paper and certificated Shares owned by each Borrower and each other Credit Party granting a Lien on Collateral to Lender; (y) notification of Lender’s interest in Collateral at Lender’s request; and (z) the institution of Litigation against third parties as shall be reasonable and prudent in order to protect and preserve each Credit Party’s and Lender’s respective and several interests in the Collateral. Upon Lender’s request, each Borrower (and any other Credit Party granting a Lien on Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. Upon Lender’s request, all Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Royal Bank of Canada”.

6.2 Lender’s Rights

(a) (i) upon Lender’s request, Borrower shall cooperate with the Lender to (or subsequent to an Event of Default Lender may at any time in Lender’s own name or in the name of either Borrower), communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral; and (ii) Lender may subsequent to an Event of Default, notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to or is subject to Liens in favour of Lender and that payments shall be made directly to Lender. Upon the request of Lender, each Borrower shall so notify such Account Debtors, parties to

Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Upon an Event of Default, each Borrower hereby constitutes Lender or Lender’s designee as such Borrower’s legal attorney, agent and mandatary with power to endorse such Borrower’s name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

(b) Each Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between any Borrower or any other Credit Party and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement or other Loan Documents and Lender shall not be required or obligated in any manner: (i) to perform or fulfill any of the obligations of any Borrower or the other Credit Parties; (ii) to make any payment or inquiry; or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it and/or which is the object of any Liens in its favour or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

(c) Each Borrower and each other Credit Party shall, with respect to each owned, leased, or controlled real property, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times subject to any limitations imposed upon the Borrower by any landlord of such real property) and without disruption to ordinary business operations: (i) provide access to such property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of Borrowers’ and such Credit Party’s Books and Records; and (iii) permit Lender to inspect, review, verify, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable (a “Field Examination”), and Borrowers and such Credit Party agree to render to Lender, at Borrowers’ and such Credit Party’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Without limiting the generality of the foregoing, Lender shall be entitled to conduct one (1) Field Examination and one (1) inventory appraisal per year, provided that, (A) if at any time a Net Borrowing Availability has been less than $6,250,000 for five (5) consecutive Business Days during such 12-month period, one (1) additional Field Examination and one (1) additional inventory appraisal will be permitted in such 12-month period, and (B) if an Event of Default has occurred and is continuing, the Lender may do any of the foregoing at any time and as many times in any year during normal business hours and without advance notice, including, without limitation, additional Field Examinations and Inventory appraisals. The Credit Parties shall be responsible for the reasonable, documented costs and out of pocket expenses of all such visits, Field Examinations, inventory appraisals and audits, including without limitation, the Field Examination Fees.

(d) After the occurrence and during the continuance of a Default, Borrower, at its own expense, shall use reasonable commercial efforts to cause its auditors or any appraiser selected by Lender to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such auditors or appraisers when and if such verification is conducted. Lender shall be permitted to observe and consult with Borrower’s accountants or appraisers in the performance of these tasks.

6.3 Grant of License to Use Intellectual Property Collateral

Each Borrower and each other Credit Party executing this Agreement hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to such Borrower or such Credit Party) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by such Borrower or such Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

Section 7 – EVENTS OF DEFAULT, RIGHTS AND REMEDIES

7.1 Events of Default

The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing unless and until waived in writing by Lender in accordance with Section 8.3:

(a) The Borrower or any other Credit Party shall fail to pay (i) when due and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due and payable, any interest on any Loan or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b) (i) any default occurs in the observance or performance of any of the covenants or agreements contained in any of Sections 3.16, 3.17, 3.18, 4.1, 4.2, 5.1 or 5.2 of this Agreement, or (ii) any default occurs in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document to which any Credit Party and Lender are party (including in respect of any Bank Products) and such default shall continue for thirty (30) days or more after the earlier to occur of: (i) notice of default from the Lender to the Borrowers of the occurrence, or (ii) the date any Borrower becomes aware of such default; or

(c) an event of default occurs in respect of the RBC Lease Facility or the Convertible Debentures;

(d) (A) any Material Contract (excluding the RBC Lease Facility) terminates (other than, in each case, pursuant to its terms), or otherwise ceases to be legal, valid, binding and enforceable, (B) if a Credit Party breaches a Material Contract and such breach is not cured within any applicable period of grace unless such breach is subject to a dispute and the applicable Credit Party has accrued sufficient reserves in respect thereto in accordance with GAAP, or (C) an event of default shall occur under any Contractual Obligation of Borrower or any other Credit Party (other than this Agreement, the other Loan Documents and the RBC Lease Facility), and such event of default under this clause (C) either: (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount or which results in the acceleration of any debt exceeding the Minimum Actionable Amount; or (ii) causes such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

(e) any representation or warranty in this Agreement or any other Loan Document is untrue or incorrect in any material respect (or, in the case of any such representation or warranty that is qualified as to materially or Material Adverse Effect, untrue or incorrect in any respect) where made or deemed made; or

(f) there shall be commenced against any Borrower or any other Credit Party any Litigation seeking or effecting any seizure (whether in execution or otherwise), attachment, execution, distraint or similar process against all or any substantial part of its assets which remain unreleased or undismissed for thirty (30) consecutive days, unless within such thirty (30) days, any seizure or taking possession of any property of such Credit Party shall have occurred; or any creditor (other than Lender) takes possession of all or any substantial part of the assets of any Borrower or any other Credit Party; or any creditor (other than Lender) enforces or gives notice of its intention to enforce or gives prior notice with respect to the exercise of any of its hypothecary or other rights under any Liens granted to it by or over any assets of either Borrower or any other Credit Party which enforcement or exercise of rights would reasonably be expected to result in a Material Adverse Effect; or any custodian, receiver, interim receiver, liquidator, assignee, trustee, monitor, sequestrator or similar official is appointed in respect of either Borrower or any other Credit Party or takes possession of all or any substantial part of the assets of any Borrower or any other Credit Party or either Borrower or any other Credit Party commits an “act of bankruptcy” (as defined under the relevant provisions of the BIA), becomes insolvent or shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or make or suffer a transfer of any of its property or the incurring of an obligation which may be fraudulent, reviewable or the object of any proceedings under any applicable Federal, provincial, state or foreign bankruptcy, insolvency, receivership legislation, creditor protection legislation or other similar laws; or

(g) a petition, proposal, notice of intention to file a proposal, case or proceeding shall have been commenced involuntarily against any Borrower or any other Credit Party in a court having competent jurisdiction seeking a declaration, judgment, decree, order or other relief: (i) under the BIA, CCAA or any other applicable federal, provincial, state or foreign bankruptcy, insolvency, receivership, or other law providing for suspension of operations or reorganization of debts or relief of debtors, and seeking either (x) the appointment of a custodian, receiver, interim receiver, liquidator, assignee, trustee, monitor or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such proposal, case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a declaration, judgment, decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

(h) any Borrower or any other Credit Party shall: (i) commence any petition, proposal, notice of intention to file a proposal, case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, suspension of operations, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties; (ii) make a general assignment for the benefit of creditors; (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) or (ii) of this paragraph (g); or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(i) a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against any Borrower or any other Credit Party, unless the same shall be: (i) fully covered by insurance and the issuer(s) of the applicable insurance policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment; or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment, unless within such fifteen (15) days, any seizure or taking possession of any property of such Credit Party shall have occurred; or

(j) any other event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect; or

(k) any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing);

(l) a Change of Control shall have occurred; or

(m) a Pension Event or an ERISA Event shall have occurred that, alone or together with any other Pension Event or ERISA Events that have occurred, in the opinion of Lender, could give rise to a Material Adverse Effect or could result in any Lien or any liability on the part of Lender in either case in an aggregate amount exceeding the Minimum Actionable Amount.

7.2 Remedies

(a) If any Default shall have occurred and be continuing, then Lender may terminate or suspend its obligation to make further Revolving Credit Advances and to incur additional Letter of Credit or other Obligations. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (ii) require that all Letter of Credit Obligations be fully cash collateralized pursuant to Schedule C; or (iii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the PPSA or the UCC; provided, that upon the occurrence of any Event of Default specified in Sections 7.1(f), 7.1(g) or 7.1(h), the Obligations shall become immediately due and payable (and any obligation of Lender to make further Loans, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

(b) Without limiting the generality of the foregoing, each Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, which upon consummation of such purchase will be free of any right of equity of redemption, which right the Borrowers and each other Credit Party executing this Agreement hereby releases. Such sales may be adjourned, or continued

from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party’s premises or elsewhere and shall have the right to use any Credit Party’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Lender deems necessary or advisable.

(c) Upon the occurrence and during the continuance of an Event of Default and at Lender’s request, each Borrower and each other Credit Party executing this Agreement further agrees, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or receiver manager to take possession of any Collateral and to enforce any of Lender’s remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, each Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or wilful misconduct of such Person. Each Borrower and each other Credit Party executing this Agreement agrees that ten (10) days prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

(d) Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3 Waivers by Credit Parties

Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each of Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonour, intent to accelerate, acceleration, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guarantees at any time held by Lender on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Each of Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the construction or interpretation of this Agreement.

7.4 Proceeds

The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion (including the cash collateralization of any Letter of Credit Obligations) and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, the surplus, if any, shall be paid to Borrowers or their representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 8 – MISCELLANEOUS

8.1 Complete Agreement; Modification of Agreement

This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). No Loan Document may be modified, altered or amended except by a written agreement signed by Lender and each other Credit Party that is a party to such Loan Document. Each Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the initial Loan has been funded at that time.

8.2 Expenses

Each Borrower jointly and severally agrees to pay or reimburse Lender for all costs and expenses (including the reasonable fees and expenses of all counsel, advisors, consultants (including environmental and management consultants), field examiners, appraisers and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to any Borrower or any other Person on behalf of any Borrower by Lender of the proceeds of any Loan; (d) any amendment, waiver or other modification with respect to any Loan Document or advice in connection with the administration of the Loans or the rights thereunder; (e) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, a Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort to: (i) monitor the Loans (ii) evaluate, observe or assess any Borrower or any other Credit Party or the affairs of such Person; and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral. Without limiting the foregoing, each Borrower will jointly and severally reimburse Lender for the costs (including reasonable out of pocket expenses plus applicable taxes) related to the Lender’s due diligence including Field Examinations and the verification, evaluation, assessment and approval of Collateral.

8.3 No Waiver

Neither Lender’s failure, at any time, to require strict performance by any Borrower or any other Credit Party of any provision of any Loan Document, nor Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of any Borrower or any other Credit Party to Lender contained in any Loan Document and no Default by a Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to any Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

8.4 Severability; Section Titles

Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of any Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

8.5 Authorized Signature

Until Lender shall be notified in writing by a Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender’s officers, agents, or employees to be that of a Credit Party or of an officer of any Borrower or such other Credit Party shall bind such Borrower or such other Credit Party and be deemed to be the act of such Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by such Borrower’s or such other Credit Party’s board of directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance thereon shall have actual knowledge to the contrary.

8.6 Notices

Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt (or refusal thereof) and three (3) Business Days after deposit in the mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy, e-mail or other similar facsimile or electronic transmission (with such telecopy, e-mail or facsimile promptly confirmed by delivery of a copy by personal delivery or mail as otherwise provided in this Section 8.6); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than a Borrower or Lender) designated in Schedule B to receive copies shall in no way adversely affect the effectiveness of such communication.

8.7 Counterparts

This Agreement may be executed in any number of counterparts and by facsimile or other electronic format (including pdf) and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. The words “execution”, “execute”, “executed”, “signed”, “signature” and words of like import in this Agreement or in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby, shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, in accordance with applicable law including, without limitation, as in provided Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Electronic Transactions Act (British Columbia), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The parties may, in their discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

8.8 Assignments

This Agreement shall be binding upon and inure to the benefit of Lender, the Credit Parties and their respective heirs, executors, administrators, other legal representatives, successors and assigns. Neither this Agreement nor any interest in this Agreement may be assigned by any Borrower or any other Credit Party without the prior written consent of Lender. Lender may assign or transfer or grant participations in its rights or obligations under this Agreement in whole or in part at any time without notice to or consent of the Credit Parties. Lender may disclose to potential or actual transferees or assignees or participants, any information regarding the Credit Parties as Lender considers necessary and the Credit Parties consent to such disclosure.

8.9 Time of the Essence

Time is of the essence for performance of the Obligations under the Loan Documents.

8.10 Governing Law

Except for Loan Documents expressed to be governed by the laws of another jurisdiction, the Loan Documents and the obligations arising under the Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the Province of Alberta applicable to contracts made and performed in such province, without regard to the principles thereof regarding conflicts of laws, and any applicable laws and the federal laws of Canada applicable therein.

8.11 Submission to Jurisdiction; Waiver of Jury Trial

(a) Each Borrower and each other Credit Party executing this Agreement hereby consent and agree that the courts located in Alberta shall have exclusive jurisdiction to hear and determine any claims or disputes between a Borrower and such Credit Party and Lender pertaining to this Agreement or any of the other Loan Documents or to any matter arising out of or related to this Agreement or any of the other Loan Documents; that nothing in this Agreement shall be deemed or operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to collect the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favour of Lender. Each Borrower and each other Credit Party executing this Agreement expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and such Borrower and such Credit Party hereby waive any objection which they may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each Borrower and each other Credit Party executing this Agreement hereby waive personal service of the summons, complaint and other process issued in any such action or suit and agree that service of such summons, complaint and other process may be made by registered or certified mail addressed to such Borrower or such Credit Party at the address set forth in Schedule B of this Agreement and that service so made shall be deemed completed upon the earlier of such Borrower’s or such Credit Party’s actual receipt thereof (or refusal) or three (3) Business Days after deposit in the mail, proper postage prepaid.

(b) THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, ANY BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

8.12 Press Releases

Neither any Credit Party nor any of its Affiliates will in the future issue any press release or other public disclosure using the name of Royal Bank of Canada or its affiliates without at least two (2) Business Days’ prior notice to Lender and without the prior written consent of Lender unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will use reasonable commercial efforts to consult with Lender before issuing such press release or other public disclosure. Each Credit Party consents to the publication (in the ordinary course) by Lender or Lender’s counsel of customary advertising material (including under league tables, tombstones and for advertising purposes) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logos or trademarks. Such consent shall remain effective until revoked by such Credit Party in writing to Lender.

8.13 Reinstatement

This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

8.14 Illegality

(a) In the event that Lender determines that, in consequence of any change in any Requirement of Law or any policy applicable to it that it is illegal, unlawful or prohibited for it to make or continue to make any Loans, Letter of Credit Obligations, Bank Products, the RBC Lease Facility or any other Obligations hereunder, it shall have the right to immediately terminate such Loans, Letter of Credit Obligations, Bank Products, the RBC Lease Facility or other Obligations as it shall determine necessary or appropriate and to terminate any commitment to make or continue to make such Loans, Letters of Credit Obligations, Bank Products, the RBC Lease Facility or other Obligations and/or to terminate its commitments hereunder and any of the Loan Documents as it shall determine necessary or appropriate.

(b) If Lender determines that it is unlawful to make, maintain or fund any Revolving Credit Advances based upon the Term SOFR Rate or the CDOR Rate, as applicable, each Borrower shall, upon its receipt of notice of such fact and demand from Lender, prepay in full such Revolving Credit Advances then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof, if Lender may lawfully continue to maintain such Revolving Credit Advances to such day, or immediately, if Lender may not lawfully continue to maintain such Revolving Credit Advances. No payment shall be due under Section 1.14 upon prepayment of Revolving Credit Advances based upon the Term SOFR Rate or the CDOR Rate pursuant to or as a result of the circumstances described in the preceding sentence. If any Borrower is required to so prepay any Revolving Credit Advances based upon the Term SOFR Rate or the CDOR Rate, as applicable, then concurrently with such prepayment, such Borrower shall borrow from Lender, in the amount of such repayment, Revolving Credit Advances based upon RBUSBR or RBP, as applicable.

8.15 Set Off and Survival

Without limitation to any other rights or remedies of Lender, Lender shall have the right at all times without notice to the Credit Parties (which notice is hereby waived to the maximum extent permitted by law) to set off or apply against any Obligations now and hereafter owing (whether matured or contingent) any deposits at any time held by, or other indebtedness at any time owing by, Lender or any of its Affiliates to or for the credit or account of any Credit Party. All indemnities hereunder or under the other Loan Documents shall survive any termination of the Loan Documents unless expressly released in writing.

8.16 Increased Costs

If, by reason of: (a) any adoption of, taking effect of, or change in any Requirement of Law (including any change by way of imposition or increase of statutory reserves or other reserve requirements) or the application, administration, implementation or interpretation thereof; or (b) the compliance with any rule, directive, guideline or request from any government authority or other Person exercising control over banks or financial institutions generally (whether or not having the force of law), including the (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case regardless of the date enacted, adopted or issued:

(i) Lender (or its applicable lending office) shall be subject to any Tax with respect to any Loan (including a Letter of Credit) or a change shall result in the basis of taxation of any payment to Lender (or its applicable lending office) with respect to its obligation to make or continue any Loan or issue Letters of Credit or participate in Letter of Credit Obligations; or

(ii) any reserve (including any imposed by the board of governors or any other applicable Governmental Authority), special deposits, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (or its applicable lending office) shall be imposed or deemed applicable, or any other condition, affecting Lender’s (or its applicable lending office’s) obligation to make any Loans or issue Letters of Credit, shall be imposed on Lender (or its applicable lending office);

and as a result there shall be an increase in the cost to Lender (or its applicable lending office) of agreeing to make or making, funding or maintaining Loans, Letters of Credit or Letter of Credit Obligations (except to the extent already included in determination of the rate of interest), or there shall be a reduction in the amount received or receivable by Lender (or its applicable office), then Lender shall promptly notify the Borrowers of such event, and each Borrower jointly and severally agrees to, within five (5) Business Days following demand therefor, pay Lender the amount of such increased costs or reduced amounts.

In the event that Lender shall have determined that the adoption, effectiveness, or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any any government authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency (provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel

Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted and become effective after the date hereof), has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of, or with reference to, of agreeing to make or making, funding or maintaining Loans, Letters of Credit or Letter of Credit Obligations (except to the extent already included in determination of the rate of interest) or of maintaining its obligation to make any such Loan or issue Letters of Credit to a level below that which Lender or such controlling corporation could have achieved but for such adoption, effectiveness, applicability, change or compliance (taking into consideration the policies of Lender or such controlling corporation with regard to capital adequacy), then Lender shall promptly notify the Borrowers of such event, and each Borrower jointly and severally agrees to, within five (5) Business Days following demand therefor, pay Lender such additional amount or amounts as will compensate Lender or such controlling corporation on an after‑tax basis for such reduction.

If Lender determines that, because of circumstances described above or any other circumstances arising hereafter affecting such Lender the Applicable Margin will not adequately and fairly reflect the cost to Lender of funding Loans or incurring Letter of Credit Obligations or the cost to Lender of issuing Letters of Credit, then (A) Lender shall promptly notify the Borrowers of such event; and (B) Lender’s obligation to fund Loans and issue Letters of Credit, shall be immediately suspended, until each condition giving rise to such suspension no longer exists.

Notwithstanding anything herein to the contrary, each Borrower shall only be required to compensate Lender in respect of any such increased costs or reduction in the amount received or receivable by Lender to the extent any Borrower has received a written request for such compensation within ninety (90) days after Lender has received actual notice of the occurrence of the relevant circumstance giving rise to such increased costs or reduction in the amount received or receivable by Lender.

8.17 Conflict

If any provision of this Agreement conflicts with and is incapable of being construed together with any other Loan Document, then the provisions of this Agreement shall prevail to the extent necessary to remove such conflict. If there is a representation, warranty, covenant, agreement or event of default contained in any Loan Document which is not contained herein, or vice versa, such additional provision shall not constitute a conflict.

Section 9 – SPECIAL PROVISIONS

9.1 Interest Act (Canada)

For the purposes of this Agreement, whenever interest or a fee to be paid hereunder is to be calculated on the basis of a year of three hundred and sixty (360) days, as in the case of all Revolving Credit Advances in U.S.$ made based upon the Term SOFR Rate, or any other period of time that is less than a calendar year, the yearly rate of interest or the yearly fee to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either three hundred and sixty (360) or such other period of time, as the case may be. Each Credit Party confirms that it fully understands and is able to calculate the rate of interest applicable to Loans under this Agreement based on the methodology for calculating per annum rates provided for in this Agreement. Each Credit Party hereby irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to this Agreement or any Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to such Credit Party as required pursuant to Section 4 of the Interest Act (Canada).

9.2 Excess Resulting from Exchange Rate Change

If at any time following one or more fluctuations in the exchange rate of the Canadian Dollar against the U.S. Dollar (a) the Obligations exceed any limitations hereunder or (b) any part of the Obligations exceeds any limit set forth herein for such Obligations, each Borrower shall within three (3) Business Days or, if an Event of Default has occurred and is continuing, immediately: (i) make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess; or (ii) maintain or cause to be maintained with Lender deposits in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to Lender in its reasonable discretion. Without in any way limiting the foregoing provisions, Lender shall, weekly or more frequently in Lender’s sole discretion, make the necessary exchange rate calculations (based upon the rate of exchange established by Lender as at noon on the date of determination) to determine whether any such excess exists on such date.

9.3 Judgment Currency

If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, Lender could purchase in the Toronto foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Borrower agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date Lender receives payment of any sum so adjudged to be due hereunder in the Second Currency, Lender may, in accordance with normal banking procedures, purchase, in the Toronto foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Borrower jointly and severally agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify Lender against such loss. The term “rate of exchange” in this Section means the spot rate at which Lender, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

9.4 USA Patriot Act

Lender hereby notifies each Credit Party that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the parties hereto and other information that will allow Lender to identify all parties in accordance with said Act. The Credit Party shall promptly provide such information upon request by Lender.

9.5 Calculations

All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Canadian Dollars, unless expressly provided otherwise. The Canadian Dollars equivalent of any amounts denominated or reported under a Loan Document in a currency other than Canadian Dollars shall be determined by Lender on a daily basis, based on its rate of exchange as determined on the date of determination. The Credit Parties shall report value and other Borrowing Base components to Lender in the currency invoiced by Borrowers or shown in Borrowers’ financial records, and unless expressly provided otherwise, shall deliver Financial Statements and calculate financial covenants in Canadian Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Canadian Dollars, Borrowers shall repay such Obligation in such other currency.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

It is the express wish of the parties that this Agreement and any related documents be drawn up and executed in English. Il est la volonté expresse des parties que cette convention et tous les documents s’y rattachant soient redigés et signés en anglais.

BORROWER:

DIRTT ENVIRONMENTAL SOLUTIONS LTD.
Per:
Name:
Title:
Per:
Name:
Title:

DIRTT ENVIRONMENTAL SOLUTIONS, INC.
Per:
Name:
Title:
Per:
Name:
Title:

Signature Page to Loan Agreement

LENDER:

ROYAL BANK OF CANADA
Per:
Name:
Title: Attorney in Fact

Signature Page to Loan Agreement

SCHEDULE A

DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

“Account Debtor” shall mean any Person who is or may become obligated with respect to, or on account of, an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the PPSA or the UCC, as applicable, and includes any right of any Person to payment for goods sold or leased or for services rendered, whether or not it has been earned by performance, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations whether arising out of goods sold or leased or services rendered or from any other transaction whatsoever (including any contract rights); (ii) all of such Person’s rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation, stoppage in transit, repossession rights under any statute or law including those under Section 81.1 of the BIA, and rights to returned, claimed or repossessed goods); (iv) all monies due or to become due to such Person under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

“Adjusted EBITDA” means with respect to any Person for any period, the Net Income of such Person for such period plus, without duplication and to the extent reflected as a charge in the statement of income included in the financial statements of such Person:

(a) all amounts deducted in the calculation thereof in respect of Depreciation Expense, and current and deferred taxes, net losses of Subsidiaries and any other losses incurred in respect of investments that are in each case accounted for on an equity basis;

(b) Total Interest Expense;

(c) all unrealized hedging losses; and

(d) non-cash stock based compensation expenses (options, performance stock units, deferred stock units) and any extraordinary, non-recurring or unusual expenses or losses (including, whether or not otherwise includable as a separate item in such statement of income, losses on sales outside of the ordinary course of business or on sales of property of a Credit Party which is leased back to any Credit Party);

less, without duplication and to the extent reflected as a credit in such statement of net income:

(e) any reduction of income taxes;

(f) all unrealized hedging gains;

(g) amounts included in the calculation thereof in respect of net profits of Subsidiaries and any other profits in respect of investments that are in each case accounted for on an equity basis; and

(h) any extraordinary, non-recurring or unusual income or gains (including, whether or not otherwise includable as a separate item in such statement of income, gains on sales outside of the ordinary course of business or on sales of property by a Credit Party that are leased back to any Credit Party).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) the Term SOFR Rate for such calculation plus (b) the Term SOFR Adjustment.

“Advance Rate” shall have the meaning assigned to it in Section 1.5.

“Affiliate” shall mean, with respect to a Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, twenty five percent (25%) or more of the Shares having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person’s directors, officers, managing members, partners, or trustees. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrowers and Lender.

“Applicable Margin” shall mean, for the purposes of determining the applicable interest rate for the Revolving Credit Loans:

(a) [***]% per annum in the case of RBP and RBUSBR based loans,

(b) [***]% per annum in the case of CDOR Rate based loans, and

(c) [***]% per annum plus the Term SOFR Adjustment in the case of Term SOFR Rate based loans.

“Appraisal Fees” shall have the meaning assigned to it in Schedule E.

“Authorized Officer” shall mean the president, chief financial officer, chief executive officer or such other officer or signatory of Borrower (as may be appointed by corporate resolution, in writing) as is acceptable to Lender.

“Bank Products” shall mean any ancillary services, facilities or obligations which Lender may in its sole discretion undertake in connection with any of the Credit Parties and includes any Foreign Exchange Facility described in Schedule H hereto.

“Bankruptcy Code” shall mean title 11 of the United States Code, 11 U.S.C. §§ 100. et seq., as in effect from time to time or at any time.

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada), and any successor act or statute, as in effect from time to time or at any time.

“Blocked Accounts” shall have the meaning assigned to it in Schedule D.

“Blocked Accounts Agreement” shall have the meaning assigned to it in Schedule D.

“Books and Records” shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or any Borrower’s or any other Credit Party’s business.

“Borrower” shall mean the Persons identified as such in the preamble of this Agreement and includes their successors.

“Borrowing Availability” shall mean, at any time, the lesser of: (i) the Maximum Amount; and (ii) the Borrowing Base.

“Borrowing Base” shall mean at any time an amount equal to the sum at such time of: (i) eighty-five percent (85%) of Eligible Accounts (other than Eligible Investment Grade or Insured Accounts), ninety percent (90%) of Eligible Investment Grade or Insured Accounts, plus (ii) the lesser of: (a) eighty-five percent (85%) of the net orderly liquidation value (as determined by an appraisal firm acceptable to Lender) of Eligible Inventory; and (b) seventy-five percent (75%) of the book value of Eligible Inventory (recorded at the lower of cost and net realizable value) and, less (iii) reserves, established by Lender from time to time in its good faith discretion, including the reserves set forth in Section 1.13.

“Borrowing Base Certificate” shall mean a certificate in the form of Exhibit B.

“Business Day” shall mean: (i) any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in Toronto, Ontario or Calgary, Alberta; and (ii) with respect to all notices, determinations, fundings and payments in connection with the Term SOFR Rate, or any other calculation or determination involving SOFR, the term “Business Day” means any day that is only a U.S. Government Securities Business Day.

“Canadian Anti-Terrorism Laws” shall mean all laws of Canada, or any province, territory or political subdivision thereof relating to the prevention of money laundering and terrorist financing including without limitation the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the United Nations Suppression of Terrorism Regulations and the Anti-terrorism Act (Canada) and all regulations and orders made thereunder.

“Canadian Borrower” DIRTT Environmental Solutions Ltd., a corporation incorporated under the laws of the Province of Alberta.

“Canadian Dollars”, “CAD$” or “$” shall mean the lawful currency of Canada.

“Capital Expenditures” means all payments or accruals (including capital lease obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” shall mean, with respect to any Person, any lease of any real property, fixtures or equipment by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease or a finance lease on a balance sheet of such Person, other than, in the case of any Borrower or any Credit Party, any such lease under which any Borrower is the lessor.

“Capital Lease Obligation” shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would be capitalized on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral Account” shall have the meaning assigned to it in Schedule C.

“Cash Dominion Period” shall mean a period: (i) commencing on the date on which either (x) an Event of Default has occurred and has been continuing; or (y) Net Borrowing Availability has been less than $ $6,250,000 for five (5) consecutive Business Days; and (ii) ending on the first date thereafter on which both (x) no Event of Default has existed or been continuing at any time; and (y) Net Borrowing Availability shall have been not less than $6,250,000 for thirty (30) consecutive calendar days.

"Cash Taxes" means for any Person for any period, the amount of all income Taxes (including federal and provincial income Taxes) and other Taxes payable by such Person on its net taxable income or its capital for such period (which for greater certainty, does not include deferred Taxes or refundable Taxes).

“CCAA” shall mean the Companies’ Creditors Arrangement Act (Canada) and any successor legislation thereto, as in effect from time to time or at any time.

“CDOR Rate” means for any day and relative to bankers’ acceptances having any specified term and face amount or a Loan having a specified term and principal amount, the average of the annual rates applicable to Canadian Dollar bankers’ acceptances having such specified term and face amount (or a term and face amount as closely as possible comparable to such specified term and face amount or principal amount) quoted daily by the banks listed in Schedule 1 of the Bank Act (Canada) that appears on the Refinitiv Screen CDOR page at approximately 10:00 a.m. EST on such day (or, if such day is not a Business Day, as of approximately 10:00 a.m. EST on the preceding Business Day); provided that, if any such quoted rate is below zero, then the CDOR Rate shall be deemed to be zero.

“Change of Control” shall mean, the occurrence of any of the following events:

(a) one or more Persons, acting jointly or in concert (within the meaning of the Securities Act (Alberta)), shall acquire more than 50% of the interests in the Shares of a Borrower; or

(b) a Borrower or any other Credit Party shall cease to own, control or direct 100% of the voting Shares of any Subsidiary of the Borrower.

“Charges” shall mean all federal, provincial, state, county, city, municipal, local, foreign or other governmental or quasi-governmental taxes, levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to: (i) the Collateral; (ii) the Obligations; (iii) the employees, payroll, income or gross receipts of any Credit Party; (iv) the ownership or use of any assets by any Credit Party; or (v) any other aspect of any Credit Party’s business as well as any and all amounts at any time due and payable by any Credit Party to and/or in respect of any Plan (whether as a result of under-funding or otherwise).

“Chattel Paper” shall mean a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods, but a charter or other contract involving the use or hire of a vessel is not Chattel Paper. When a transaction is evidenced by both such a security agreement or a lease and by an instrument or a series of instruments, the group of writings then together constitutes Chattel Paper. With respect to property located in the United States, Chattel Paper shall also include “Chattel Paper” as defined in the UCC and “Electronic chattel paper” as defined in the UCC.

“Closing Date” shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or waived in writing by Lender and the initial Loan has been made.

“Closing Fee” shall have the meaning assigned to it in Schedule E.

“Code” means the U.S. Internal Revenue Code of 1986, and the United States Treasury Department regulations promulgated thereunder, each as amended from time to time.

“Collateral” shall have the meaning assigned to it in Section 6.1.

“Collateral Monitoring Fee” shall have the meaning assigned to it in Schedule E.

“Commitment Termination Date” shall mean the earliest of: (i) the Stated Expiry Date; and (ii) the date Lender’s obligation to advance funds, issue Letters of Credit or otherwise extend or continue any credit hereunder is otherwise terminated pursuant to the terms hereof.

“Compliance Certificate” shall mean a certificate in the form of Exhibit C.

“Consolidated Assets” means the total assets of the Canadian Borrower, as determined on a consolidated basis and as shown on the most recent financial statements of the Borrowers delivered to the Lender pursuant to Section 4.1.

“Continuation/Conversion Date” shall mean the date on which a Revolving Credit Advance is converted from or into or continued as a Revolving Credit Advance based upon the Term SOFR Rate or the CDOR Rate.

“Contracts” shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Convertible Debentures" means (i) the convertible unsecured subordinated debentures of the Canadian Borrower in a principal amount of $40,250,000 issued pursuant to a first supplemental indenture dated as of January 25, 2021; and (ii) the convertible unsecured subordinated debentures of the Canadian Borrower in a principal amount not to exceed $50,000,000 to be issued pursuant to a second supplemental indenture dated on or about November 2021.

“Copyright License” shall mean rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States, Canada or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office or in the applicable office in Canada; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

“Credit Party” shall mean each Borrower and each Guarantor.

“Default” shall mean the occurrence of any Event of Default or event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” shall have the meaning assigned to it in Section 1.5(c).

“Depreciation Expense” means, for any period with respect to any Person, depreciation, amortization, depletion and other like reductions to income of such Person for such period not involving any outlay of cash.

“Disbursement Accounts” shall have the meaning assigned to it in Schedule D.

“Documents” shall mean all documents of title (as defined in the PPSA), and with respect to property located in the United States, “Documents” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

“Eligible Accounts” shall mean as at the date of determination, all Accounts of the Borrowers except any Account:

(a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of such Borrower’s business;

(b) upon which: (i) such Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever; or (ii) such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(c) to the extent of any concessions, offsets, deductions, contras, returns, chargebacks or understandings with the Account Debtor therein that in any way could reasonably be expected to adversely affect the payment of, or the amount of, such Account, or for which the Account Debtor has disputed its obligation to pay all or any portion of the Account;

(d) with respect to which an invoice, acceptable to Lender in form and substance, has not been sent to the Account Debtor;

(e) that is not owned by such Borrower or is subject to any right, claim, or interest of another Person, other than Permitted Encumbrances which are in favour of Lender or have been subordinated on terms satisfactory to Lender to Liens in favour of Lender or which otherwise rank in priority behind the Liens in favour of Lender;

(f) that arises from a sale to or performance of services for an employee, Affiliate, Subsidiary or Shareholder of such Borrower or any other Credit Party, or an entity which has common officers or directors with such Borrower or any other Credit Party;

(g) that is the obligation of an Account Debtor that is the federal, state, provincial or territorial government or a political subdivision thereof, or any department, agency, public corporation or instrumentality thereof unless Lender has agreed to the contrary in writing;

(h) that is the obligation of an Account Debtor located other than in Canada or the continental United States unless such Account is supported by a letter of credit in which Lender has a first priority perfected security interest and Lien by possession or credit insurance acceptable to Lender (and naming Lender as loss payee);

(i) that is the obligation of an Account Debtor to whom such Borrower is or may become liable for goods sold or services rendered by the Account Debtor to such Borrower, to the extent of such Borrower’s liability to such Account Debtor;

(j) that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional;

(k) that is an obligation for which the total unpaid Accounts of the Account Debtor exceed 25% (or 50% in the case of Accounts (i) payable by an Investment Grade Debtor; or (ii) insured with an insurer which is acceptable to Lender on terms satisfactory to Lender in its sole discretion) of the aggregate of all gross Accounts as related to accounts receivable (excluding any inter-company accounts receivable), to the extent of such excess;

(l) that is not paid within sixty (60) days from its due date or ninety (90) days (one hundred and twenty (120) days in the case of Accounts (i) payable by an Investment Grade Debtor; or (ii) insured with an insurer which is acceptable to Lender on terms satisfactory to Lender in its sole discretion) from its invoice date or that are Accounts of an Account Debtor if 50% or more of the Accounts owing from such Account Debtor remain unpaid within such time periods;

(m) that has a due date of more than ninety (90) days from its invoice date;

(n) that is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;

(o) that arises from any pre-billing invoices, progress billing, bill-and-hold or other sale of goods which remain in such Borrower’s possession or under Borrower’s control;

(p) as to which Lender’s interest therein is not a first priority perfected security interest and Lien;

(q) to the extent that such Account exceeds any credit limit established by Lender in Lender’s good faith discretion;

(r) as to which any of Borrower’s representations or warranties pertaining to Accounts are untrue;

(s) that represents interest payments, late or finance charges, or service charges owing to such Borrower;

(t) with respect to which the Account Debtor is located in any state of the United States or province of Canada which requires the filing of a Notice of Business Activities Report or registration or licensing to carry on business or similar report, registration or licensing in order to permit Borrower to seek judicial enforcement in such state of the United States or province of Canada of payment of such Account, unless such Borrower qualifies to do business in such state or files a Notice of Business Activities Report or registration or licensing to carry on business or equivalent report, registration or licensing following such Account Debtor being delinquent in paying the amount due; or

(u) that is not otherwise acceptable in the good faith discretion of Lender, provided, that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith discretion.

“Eligible Inventory” shall mean as at the date of determination, all Inventory of the Borrowers, including Inventory covered by commercial Letters of Credit, that:

(a) is not subject to any Liens other than Permitted Encumbrances which are in favour of Lender or have been subordinated on terms satisfactory to Lender to Liens in favour of Lender or which otherwise rank in priority behind the Liens in favour of Lender;

(b) is located on premises in Canada or the United States owned or operated by Borrower and referenced in Disclosure Schedule (3.6) or is located on premises in Canada with respect to which Lender has received a landlord, bailee or mortgagee letter acceptable in form and substance to Lender or, in the sole discretion of Lender, in respect of which Lender has established an appropriate reserve;

(c) is not in transit unless and subject to Lender’s discretion (i) title has been transferred to Borrower; (ii) the goods are in transit to Borrower’s premises; (iii) the goods are insured to Lender’s satisfaction with Lender as first loss payee and such insurance has been assigned to Lender to its satisfaction; (iv) the goods are supported by documentation acceptable to Lender (including but not limited to the original bill of lading and invoice and the documentation provided for in paragraph (d)); and (v) any and all amounts in respect of the purchase and transportation of such Inventory, including duty, freight, brokerage fees, insurance and other similar costs (all such amounts other than purchase price, the “Clearance Costs”), are either (A) supported by a letter of credit acceptable to Lender, (B) paid for by Borrower and such payments have been verified by Lender, (C) as to the Clearance Costs, reserved for in the Borrowing Base and, as to the purchase price, reserved for in the Borrowing Base unless waivers of all repossession, revendication or similar rights of an unpaid supplier have been received to the satisfaction of Lender or (D) or such other arrangement that may be satisfactory to Lender;

(d) is not covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to Lender;

(e) is of good and merchantable quality, free from any defects and is not obsolete, unsalable, shopworn, damaged, unfit for further processing or of substandard quality in Lender’s good faith credit judgment;

(f) does not consist of: (i) discontinued items; (ii) slow-moving or excess items; or (iii) used items held for resale;

(g) consists of (i) raw materials that are building materials including aluminum, hardware and millwork, willow glass, and plastics, or (iii) finished goods;

(h) meets all standards imposed by any Governmental Authority, including with respect to its production, acquisition or importation (as the case may be);

(i) is not placed by Borrower on consignment or held by Borrower on consignment from another Person;

(j) is not held for rental or lease by or on behalf of Borrower;

(k) meets or does not violate any warranty, representation or covenant contained in this Agreement or any other Loan Document;

(l) is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties;

(m) does not require the consent of any Person for the completion or manufacture, sale or other disposition of such Inventory by Lender and such completion, manufacture or sale does not constitute a breach or default under any contract or agreement to which Borrower is a party or to which such Inventory is or may become subject;

(n) is not subject to unpaid suppliers’ repossession rights or retention of title claims; and

(o) is in a location where the aggregate amount of Inventory that would otherwise be considered eligible, is at least $50,000; and

(p) is otherwise acceptable in the good faith discretion of Lender, provided that, Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith discretion.

“Eligible Investment Grade or Insured Accounts” shall mean Eligible Accounts that are either: (i) payable by an Investment Grade Debtor; or (ii) insured with an insurer which is acceptable to Lender on terms satisfactory to Lender in its sole discretion.

“Environmental Laws” shall mean all federal, provincial, state, municipal and local laws, statutes, ordinances, programs, permits, guidance, orders, decrees and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

“Environmental Liabilities” shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

“EPA” shall mean the Environmental Protection and Enhancement Act (Alberta) and the similar laws of Canada, the United States of America or any other country, including any province, state, territory or other political subdivision thereof where any Collateral may be located, and any successor law or statute, as in effect from time to time or at any time.

“Equipment” shall mean all “equipment” as defined in the PPSA (or with respect to property in the US, all “equipment” as defined in Article 9 of the UCC) and, in any event, shall include tangible or corporeal property other than Inventory, now or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible or corporeal personal or movable property (other than Inventory) of every kind and description which may be now or hereafter used in such Person’s operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

“Equivalent Amount” shall mean the amount of U.S.$ to which any amount in $ is equivalent as determined by Lender based on its rate of exchange as determined at noon (Toronto time) on the date of determination.

“ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with any Credit Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Plan, (b) a withdrawal by any Credit Party or any ERISA Affiliate from a Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Credit Party or any ERISA Affiliate from a Multi‑employer Plan or other Plan regulated or governed by other applicable legislation or notification that a Multi‑employer Plan or Plan regulated or governed by or other applicable legislation is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA or other law, or the commencement of proceedings by the PBGC pursuant to Section 4042 of ERISA or other applicable Governmental Authority to terminate a Plan or to appoint a trustee to administer any Plan or Multi‑employer Plan, or (e) the imposition of any liability under Title IV of ERISA or other applicable legislation (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA or other similar legislation) upon any Credit Party or any ERISA Affiliate.

“Event of Default” shall have the meaning assigned to it in Section 7.1.

“Existing Credit Facility” shall mean the Credit Agreement dated July 19, 2019 between DIRTT Environmental Solutions Ltd. as Borrower, DIRTT Environmental Solutions, Inc. as Guarantor and Royal Bank of Canada, as lender, as amended, supplemented and restated from time to time.

“FCCR Trigger” means any time that (i) an Event of Default has occurred and is continuing or (ii) Net Borrowing Availability is less than $5,000,000.

“Fees” shall mean the fees due to Lender as set forth in Schedule E.

“Field Examination” shall have the meaning assigned to it in Section 6.2(c).

“Field Examination Fees” shall have the meaning assigned to it in Schedule E.

“Financial Statements” shall mean for any Person, the income statement, balance sheet and statement of cash flows of such Person, prepared in accordance with GAAP.

“Fiscal Month” shall mean a monthly accounting period of Borrower or of a Credit Party, as applicable.

“Fiscal Year” shall mean the twelve (12) month period of Borrower ending December 31st of each year. Subsequent changes of the fiscal year of Borrower shall not change the term “Fiscal Year” unless Lender shall consent in writing to such change.

“Fixed Charge Coverage Ratio” shall mean with respect to the Canadian Borrower on a consolidated basis, the ratio of (i) Adjusted EBITDA for the most recently completed twelve month period less Cash Taxes actually paid during such twelve month period, Unfunded Capital Expenditures actually paid in such twelve month period, and Restricted Payments actually made in such twelve month period, plus, in each case without duplication, operating leases and rent, to (ii) Fixed Charges for the same period.

“Fixed Charges” means, with respect to any Person for any period and on a consolidated basis, the sum of (in each case, without duplication) (i) Total Interest Expense, (ii) all Indebtedness repayments required to be paid by such Person during such period, (iii) all amounts actually paid by such Person in respect of Capital Leases during such period, and (iv) all rent and other charges actually paid by such Person during such period with respect to all operating leases.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Term SOFR. For the avoidance of doubt, the initial Floor for Term SOFR shall be 0.00%.

“FSCO” shall mean the Financial Services Commission of Ontario and any Person succeeding to the functions thereof and includes the Superintendent under the PBA and any other public authority empowered or created by the PBA.

“Funded Debt” shall mean, with respect to any Person, all of such Person’s Indebtedness consisting of or relating to the borrowing of money or the obtaining of credit (other than trade payables incurred in the ordinary course of business).

“Fx Contracts” shall have the meaning assigned to it in Schedule H.

“Fx Facility” shall have the meaning assigned to it in Schedule H.

“Fx Reserve” shall have the meaning assigned to it in Schedule H.

“GAAP” shall mean United States generally accepted accounting principles adopted by the United States Securities and Exchange Commission, including United States Accounting Standards and interpretations together with their accompanying documents which are set by the Financial Accounting Standards Board and the Emerging Issues Task Force, but only to the extend the same are adopted by the American Institute of Certified Public Accountants as generally accepted accounting principles in the United States and then subject top such modifications thereto as are agreed by the American Institute of Certified Public Accountants on a consistent basis. For greater certainty, for the purposes of this Agreement, including all financial calculations to be made hereunder, any lease accounted for as an “operating lease” as defined under U.S. GAAP shall be excluded from Capital Lease calculations.

“Goods” shall mean all “goods,” as such term is defined in the PPSA (or with respect to property located in the United States, “Goods” as defined in the UCC) and, in any event, includes all things which are movable at the time Lender’s Liens attach thereto (other than money, Documents, Instruments, Accounts, Chattel Paper and Intangibles) as well as all fixtures, all now owned or hereafter acquired by any Person, wherever located, including Equipment, Inventory and all other tangible or corporeal personal or movable property.

“Goodwill” shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

“Governmental Authority” shall mean any nation or government, any state, provincial, territorial or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” shall mean any guarantee or any other agreement to perform all or any portion of the Obligations on behalf of any Borrower or any other Credit Party, in favour of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto and restatements and replacements thereof, and shall refer to such Guarantee as the same may be in effect at the time such reference becomes operative.

“Guaranteed Indebtedness” shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guarantor” shall mean each Person which executes a Guarantee in favour of Lender in connection with the transactions contemplated by this Agreement.

“Hazardous Material” shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is: (i) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws; (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s); or (iii) any radioactive substance.

“Hazardous Waste” shall include any Hazardous Material as well as any other substance, material or waste which is now or may hereafter be classified as hazardous (or similarly classified) under any applicable legislation.

“Indebtedness” of any Person shall mean: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than forty five (45) days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (vii) the Obligations.

“Indemnified Liabilities” and “Indemnified Person” shall have the meaning assigned to such terms in Section 1.12.

“Instruments” shall mean all “instruments,” as defined in the PPSA (and with respect to property located in the United States, all “Instruments” as defined in the UCC) and, in any event, includes all negotiable instruments (including all bills of exchange and promissory notes), all certificated securities or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intangibles” shall mean all “intangibles” as defined in the PPSA (and with respect to any property located in the United States, all “General Intangibles” as defined in the UCC) and, in any event, includes intangible or incorporeal personal property, moveable or immovable now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any Contract, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal or moveable property, real or immovable property, tangible rights or intangible rights, corporeal or incorporeal rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

“Intellectual Property” shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

“Interest Determination Date” shall mean, with respect to any Revolving Credit Advances made based upon the Term SOFR Rate, the date which is two (2) Business Days before the first day of the Interest Period for the Term SOFR Rate applicable to such Revolving Credit Advance.

“Interest Payment Date” shall mean, with respect to Revolving Credit Advances made based upon the CDOR Rate or the Term SOFR Rate, the earlier of thirty (30) days from the Business Day of the proposed advance of such Revolving Credit Advance and the last day of the Interest Period applicable to such

Revolving Credit Advance and, with respect to each Interest Period of more than 30 days, on each date that occurs at intervals of 30 days duration after the commencement of the Interest Period.

“Interest Period” shall mean, as to any Revolving Credit Advance made based upon the CDOR Rate or the Term SOFR Rate, the period (subject to market availability) commencing on the Business Day of the proposed advance of such Revolving Credit Advance or on the Continuation/Conversion Date on which such Revolving Credit Advance is converted into or continued as a Revolving Credit Advance based upon the Term SOFR Rate or the CDOR Rate, and ending on the date that is one (1) or three (3) months thereafter as selected by a Borrower in its Notice of Borrowing or Notice of Continuation/Conversion in the form attached hereto as Exhibit A, provided that:

(a) the Interest Period shall commence on the date of an advance of or a conversion to a Revolving Credit Advance based upon the Term SOFR Rate or the CDOR Rate and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

(b) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(c) any Interest Period pertaining to a Revolving Credit Advance made based upon the CDOR Rate or the Term SOFR Rate that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(d) no Interest Period shall extend beyond the Stated Expiry Date;

(e) no tenor that has been removed from this definition pursuant to Section 1.16 shall be available for specification in such Notice of Borrowing or interest election; and

(f) Interest Periods commencing on the same date for Revolving Credit Advances made based on the Term SOFR Rate that are part of the same Revolving Credit Advance shall be of the same duration.

“Inventory” shall mean all “inventory,” as such term is defined in the PPSA (or with respect to property located in the United States, all “inventory” as such term is defined in the UCC), now or hereafter owned or acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

“Investment Grade Debtor” shall mean a debtor of a Borrower whose long-term unsecured and unsubordinated indebtedness has been rated as follows by 2 of the 3 rating agencies below:

(a) S&P: >BBB-

(b) Moody’s: >Baa3

(c) DBRS: ≥ BBB-

“Investment Property” shall mean all investment property now or hereafter acquired by any Person, wherever located and includes securities (whether or not certificated), securities entitlement, securities account, futures contract, commodity contract or commodity account and with respect to property located in the United States shall include “Investment Property” as such term is defined in the UCC.

“Lender” shall mean Royal Bank of Canada and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

“Letters of Credit” shall mean any and all commercial, documentary or standby letters of credit issued at the request and for the account of a Borrower for which Lender has incurred Letter of Credit Obligations, and includes any letters of guarantee issued in the discretion of Lender.

“Letter of Credit Fee” shall have the meaning assigned to it in Schedule E.

“Letter of Credit Obligations” shall mean all outstanding obligations (including all duty, freight, taxes, costs, insurance and any other charges and expenses) incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by Lender or another, of Letters of Credit, all as further set forth in Schedule C.

“Letter of Credit Sublimit” shall mean $5,000,000, or the Equivalent Amount thereof in U.S.$.

“License” shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

“Lien” shall mean, whether based on common law, statute or contract, whether choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or accruing due: (i) any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, deemed trust, requirement to pay, easement, reservation, exception, encroachment, privilege, title exception, garnishment right, prior claim or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the PPSA the UCC, the Civil Code of Québec or comparable law of any jurisdiction); and (ii) any rights of repossession or similar right of an unpaid supplier.

“Litigation” shall mean any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loan Documents” shall mean this Agreement, each Guarantee, the Blocked Accounts Agreement, and the other documents and instruments listed in Schedule F, and all security agreements, hypothecs, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender and its Affiliates) in connection with any of the foregoing.

“Loans” shall mean the Revolving Credit Loan (including Overdrafts and the Letter of Credit Obligations).

“Material Adverse Effect” shall mean a material adverse effect on:

(a) the financial condition of the Borrowers and the other Credit Parties, taken as a whole;

(b) the Borrowers' and the other Credit Parties' ability taken as a whole to perform their respective obligations under the Loan Documents;

(c) the property, business, operations, corporate governance or liabilities of the Borrowers and the other Credit Parties, taken as a whole; or

(d) the priority ranking of any Collateral, or the rights or remedies intended or purported to be granted to the Lender under or pursuant to this Agreement or any other Loan Documents.

“Margin Stock” shall mean “margin stock” as such term is defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System (or any successor thereto).

“Material Contract” shall mean any agreement to which any Credit Party is party which constitutes a guarantee in such Credit Party’s favour or otherwise providing for any Lien on another Person’s property, is essential to a Credit Party’s ability to carry on business as currently conducted (including without limitation, take or pay contracts and product licenses) or the breach or termination of which could otherwise give rise to a Material Adverse Effect.

“Maximum Amount” shall mean $15,000,000 or the Equivalent Amount thereof in U.S.$.

“Minimum Actionable Amount” shall mean $500,000 or the Equivalent Amount thereof in U.S.$.

“Miscellaneous Fees” shall have the meaning assigned to it in Schedule E.

“Multi-employer Plan” shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Credit Party or any ERISA Affiliate.

“Net Borrowing Availability” shall mean at any time the Borrowing Availability less all outstanding Revolving Credit Loans, plus, for so long as the Borrowers do not have any Loans outstanding (excluding Letter of Credit Obligations which are fully cash collateralized in the manner set forth in Schedule C), unrestricted cash of the Borrowers in which Lender has a first priority perfected security interest. For greater certainty, upon delivery of the first Notice of Borrowing or first request for a Letter of Credit that is not cash collateralized under this Agreement, Net Borrowing Availability shall be recalculated to exclude the unrestricted cash of the Borrowers.

“Net Income” shall mean with respect to any Person for any period, the net revenue of such Person for such period on a consolidated basis, less all expenses and other charges not otherwise deducted in computing such net revenue for such period, determined in accordance with GAAP, but excluding extraordinary items as determined in accordance with GAAP, earnings resulting from any reappraisal, revaluation or other write-up of assets and gains arising from the repurchase of any equity security of such Person or any Subsidiary.

“Notice of Borrowing” shall have the meaning assigned to it in Section 1.1(b).

“Notice of Continuation/Conversion” shall have the meaning assigned to in Section 1.6(b).

“Obligations” shall mean all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by any Borrowers and any other Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower, such Credit Party and Lender, and all covenants and duties regarding such amounts including all such obligations and liabilities in respect of the RBC Lease Facility, Bank Products, Overdrafts and reimbursement obligations in respect of Letters of Credit. This term includes all principal, interest, Fees, Charges, expenses, legal fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans and all obligations and liabilities of any Guarantor under any Guarantee.

"OFAC" means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Overdraft” shall have the meaning assigned to it in Section 1.1(f).

“Patent License” shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

“Patents” shall mean all of the following in which any Person now holds or hereafter acquires any interest: (i) all patents and letters patent of the United States, Canada or any other country, all registrations and recordings thereof, and all applications for patents and letters patent of the United States, Canada or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, Canada or any province, state or territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

“Payment Conditions” shall mean that (a) no Default or Event of Default has occurred and is continuing or would result from any applicable action, (b) Net Borrowing Availability will be at least $10,000,000 on a pro forma basis after giving effect to the applicable action and on each of the thirty (30) consecutive calendar days immediately prior to such action on a pro forma basis after giving effect to the applicable action, (c) the Fixed Charge Coverage Ratio calculated on a trailing twelve month basis would be at least 1.10:1.00 on a pro forma basis as of the most recent Fiscal Month for which Financial Statements have been delivered in accordance with Section 4.1, and (d) the Borrowers shall have delivered a customary officer’s certificate certifying as to compliance with the foregoing conditions and setting forth the calculations thereof in reasonable detail.

“PBA” shall mean the Pension Benefits Act (Ontario) and the similar laws of any other province or territory of Canada, as in effect from time to time or at any time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pension Event” shall mean: (i) the existence of any unfunded liability or windup or Withdrawal Liability, including contingent withdrawal or windup liability, or any solvency deficiency in respect of any Plan; (ii) the whole or partial termination or windup of any Plan or occurrence of any act, event or circumstance which could give rise to the whole or partial termination or windup of any Plan; (iii) the failure to make any contribution or remittance in respect of any Plan when due; (iv) the failure to file any report, actuarial valuation, return, statement or other document, when due, in respect of any Plan; (v) the existence of any Lien except in respect of current contribution amounts not due in connection with any Plan; (vi) the establishment or commencement to contribute to any Plan not in existence on the date thereof; or (vii) any violation of, or non-compliance with, any of the rules or regulations contained in the Employee Retirement Income Security Act of 1974 as same may be amended from time to time.

“Permitted Encumbrances” shall mean (provided same shall not constitute any agreement by Lender to subordinate any of its Liens to same) the following encumbrances:

(a) any Lien created by, or arising under a statute or regulation or common law (in contrast with Liens voluntarily granted) in connection with, without limiting the foregoing, workers’ compensation, employment insurance, employers’ health tax or other social security or statutory obligations that secure amounts that are not yet due or which are being contested in good faith by proper proceedings diligently pursued and as to which adequate reserves have been established on the applicable Credit Parties’ books and records and a stay of enforcement of the Lien is in effect;

(b) Liens made or incurred in the ordinary course of business to secure the performance of bids, tenders, contracts (other than for the borrowing of money), leases, statutory obligations or surety and performance bonds;

(c) any construction, workers’, materialmen’s or other like Lien created by law (in contrast with Liens voluntarily granted), after the Closing Date arising in connection with construction or maintenance in the ordinary course of business, in respect of obligations which are not due or which are being contested in good faith by proper proceedings diligently pursued and as to which adequate reserves have been established under GAAP on any Credit Parties’ books and records and a stay of enforcement of the Lien is in effect;

(d) any Lien for taxes not due or being contested in good faith by appropriate proceedings diligently pursued and as to which adequate reserves have been established on the applicable Credit Parties’ books and records and a stay of enforcement of the Lien is in effect;

(e) minor imperfections in title on real property that do not materially detract from the value of the real property subject thereto and do not materially impair any Credit Parties’ ability to carry on its business or Lender’s rights and remedies under the Loan Documents;

(f) restrictions, easements, rights-of-way, servitudes or other similar rights in land (including rights-of-way, and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved by other Persons which in the aggregate do not materially impair the usefulness, in the operation of the business of any Credit Party, of the real property subject to the restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons and, in each case, which do not impair the use and operation of the business by the Credit Party or impair Lender’s rights and remedies under the Loan Documents;

(g) the rights reserved to or vested in any Person by the terms of any lease, licence, franchise, grant or permit held by any Credit Party or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(h) the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown;

(i) restrictive covenants affecting the use to which real property may be put, provided that the covenants are complied with and do not materially detract from the value of the real property concerned or materially impair its use in the operations of any Credit Party or impair Lender’s rights and remedies under the Loan Documents;

(j) Liens in favour of Lender created by the Loan Documents;

(k) Liens disclosed in Disclosure Schedule (5.2(e)) but only to the extent such Liens conform to their description in Disclosure Schedule (5.2(e)), and includes any extension or renewal thereof provided the amount secured thereby does not exceed the original amount secured immediately prior to the extension, renewal or refinancing and the scope of security creating the Lien is not extended;

(l) (i) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted under Section 5.2(b)(vii), and (ii) Liens securing Capital Lease Obligations permitted under Section 5.2(b)(viii) so long as such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capital Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of fixed assets provided by one lender may be cross collateralized to other financings of fixed assets provided by such lender;

(m) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Person, provided that such Liens do not reduce the value of the assets of the Person or materially interfere with their use in the operation of the business of the Person or impair Lender’s rights and remedies under the Loan Documents;

(n) servicing agreements, development agreements, site plan agreements, and other agreements with governmental entities pertaining to the use or development of any of the assets of the Person, provided same are complied with and do not reduce the value of the assets of the Person or materially interfere with their use in the operation of the business of the Person including, without limitation, any obligations to deliver letters of credit and other security as required or impair Lender’s rights and remedies under the Loan Documents;

(o) applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with and do not reduce the value of the assets of the Person or materially interfere with their use in the operation of the business of the Person or impair Lender’s rights and remedies under the Loan Documents;

(p) Liens granted by the Canadian Borrower to Upper Canada Forrest Products Ltd. that secure indebtedness owing by the Canadian Borrower to Upper Canada Forest Products Ltd. for the supply of goods, which Liens are subject to a subordination and postponement agreement, in form and substance satisfactory to the Lender;

(q) security in cash collateral in an aggregate amount of up to $1,000,000 granted to the issuer of credit cards in respect of corporate credit cards for the Borrowers and the other Credit Parties; and

(r) such other Liens as are agreed to in writing by the Lender.

“Permitted Investment” any direct or indirect (i) acquisition of any shares, partnership interests, participation interests in any arrangement, options or warrants, or any indebtedness, whether or not evidenced by any bond, debenture or other written evidence of a Person, or (ii) acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of a Person. The amount of any Investment will be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a return of capital, or repayment of the principal amount of indebtedness, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property will be valued at its fair market value at the time of such transfer.

“Person” shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, legal person, institution, public benefit corporation, entity or government (whether federal, provincial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” shall mean (i) any employee pension benefit plan which a Credit Party sponsors or maintains or to which it makes or is making or is required to make contributions, and includes any pension or benefit plan regulated by the FSCO or similar authority or otherwise subject to the PBA and (ii) any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PPSA” shall mean the Personal Property Security Act (or any successor statutes) as the same may, from time to time, be in effect in the Province of Alberta; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, non-perfection or priority of Lender’s security interest in any Collateral is governed by the Personal Property Security Act as in effect in a jurisdiction other than the Province of Alberta, the term “PPSA” shall mean the Personal Property Security Act or a similar act or statute as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Proceeds” shall mean “proceeds,” as such term is defined in the PPSA (and with respect to property located in the United States, “Proceeds” as defined in the UCC) and, in any event, includes whatever is received or receivable upon the sale, exchange, collection or other disposition of the Collateral and, in any event shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to any Borrower or any other Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to any Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, expropriation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under colour of governmental authority); (iii) any claim of any Borrower or any other Credit Party against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by any Borrower or any other Credit Party against third parties with respect to any Litigation or dispute concerning any Collateral; and (v) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

“Projections” shall mean the projected consolidated and, when requested, consolidating, income statement, balance sheet, and statement of cash flows of Borrower and its Subsidiaries for any future period, including forecasted Capital Expenditures and Net Borrowing Availability.

“Purchase Money Indebtedness” shall mean: (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset; (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset; (iii) any Indebtedness owing to a supplier incurred in the normal course of business for the sole purpose of financing all or any part of the purchase price of equipment provided no Lien is registered in respect to such Indebtedness and such Indebtedness is not overdue; and (iv) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

“Purchase Money Lien” shall mean any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness; provided that individual financings of fixed assets provided by one lender may be cross collateralized to other financings of fixed assets provided by such lender.

“RBC Lease Facility” shall mean all leasing arrangements which Royal Bank of Canada (or its Affiliates), as lessor, may provide to a Credit Party, as lessee, from time to time and all leasing schedules, supplements, exhibits and lease documentation related thereto (as from time to time amended, modified, restated, supplemented or replaced) and includes the leasing facilities described in Schedule I hereto.

“RBP” shall mean, at any time, the rate of interest per annum equal to the rate which the principal office of Royal Bank of Canada in Toronto, Ontario quotes, publishes and refers to as its “prime rate” and which is its reference rate of interest for loans in Canadian Dollars to its borrowers in Canada, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Borrowers or any other Person, provided that, if any such referenced rate is below zero, then the RBP shall be deemed to be zero.

“RBUSBR” and “Royal Bank U.S. Base Prime Rate” shall mean the annual rate of interest announced by Lender from time to time as being its reference rate in effect for determining interest rates on US Dollar commercial loans made by Lender in Canada provided that, if any such referenced rate is below zero, then the RBUSBR shall be deemed to be zero.

“Real Property” shall have the meaning assigned to it in Section 3.15.

“Release” shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30 day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Requirement of Law” shall mean as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, judgment, declaration, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Account” means an account which the Canadian Borrower maintains with the Lender, and which is under the control of the Lender, pursuant to the requirements of Section 5.1(b).

“Restricted Payment” shall mean:

(a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of any Borrower’s or any other Credit Party’s Shares;

(b) any payment or distribution made in respect of any subordinated Indebtedness of Borrower or any other Credit Party (excluding, so long as no Event of Default has occurred and is continuing, regularly scheduled payments of interest on Convertible Debentures) in violation of any subordination or other agreement made in favour of Lender, but subject in all cases to the subordination, priority or intercreditor agreement with Lender;

(c) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower’s or any other Credit Party’s Shares or Indebtedness (excluding the RBC Leasing Facility and, so long as no Event of Default has occurred and is continuing, regularly scheduled payments of interest on Convertible Debentures) or any other payment, voluntary prepayment or distribution made in respect thereof, either directly or indirectly other than: (i) that arising under this Agreement, or (ii) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination, priority or intercreditor agreement made in favour of Lender) described in Disclosure Schedule (5.2(b)) or otherwise permitted under Section 5.2(b)(vii), (viii), (ix), and (xi); or

(d) any payment, loan, contribution, or other transfer of funds or other property to any Shareholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Lender shall constitute a Restricted Payment and no payment or transfer between Credit Parties shall constitute a Restricted Payment.

“Revolving Credit Advance” shall have the meaning assigned to it in Section 1.1(a).

“Revolving Credit Loan” shall mean at any time the sum of: (i) the aggregate amount of Revolving Credit Advances then outstanding; (ii) the total Letter of Credit Obligations incurred by Lender and outstanding at such time; and (iii) the amount of accrued but unpaid interest thereon and Letter of Credit Fees with respect thereto.

“Sanctioned Entity" shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such country, agency, organization or person.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

“Shareholder” shall mean each holder of Shares of any Borrower or any other Credit Party.

“Shares” shall mean all certificated and uncertificated shares, options, warrants, membership interests, units, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited partnership, unlimited liability company, limited liability company or equivalent entity whether voting or nonvoting, including common shares, preferred shares, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) or “security” (as defined in the Securities Act (Alberta) or any other applicable Canadian provincial legislation or regulations thereunder).

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Loan”

“Solvent” means, with respect to any Credit Party, that as of the date of determination, (a) the sum of such Credit Party’s debt and other liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets as of such date, (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on such date or with respect to any transaction contemplated to be undertaken after such date, (c) such Credit Party has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts and liabilities (including contingent liabilities) beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise) and (d) such Credit Party is “solvent” within the meaning given to that term and similar terms under applicable law relating to liquidation, administration, conservatorship, bankruptcy, insolvency, assignment for the benefit of creditors, moratorium, receivership, winding-up, dissolution, reorganization, restructuring, recapitalization, arrangement or rearrangement, or other similar debtor relief law from time to time in effect, including without limitation the Bankruptcy and Insolvency Act (Canada), the CCAA, the Canada Business Corporations Act (Canada), the Corporations Act 2001 (Cth), the Bankruptcy Act 1966 (Cth) and the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).

“Stated Expiry Date” shall mean, unless extended to a later date in the sole, unfettered discretion of Lender following a written request by Borrower (and subject to an extension fee), February 12, 2024.

“Subsidiary” shall mean, with respect to any Person: (i) any corporation of which an aggregate of more than 50% of the outstanding Shares having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Shares whether by proxy, agreement, operation of law or otherwise; and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, deductions, Charges withholdings, value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties or other liabilities with respect thereto, but excluding taxes imposed on or measured by the net income of Lender.

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Lender in its reasonable discretion).

“Term SOFR Adjustment” shall mean, with respect to Term SOFR, 0.10% (10 basis points) for an Interest Period of one-month’s duration and 0.15% (15 basis points) for an Interest Period of three-month’s duration.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Rate.

“Term SOFR Rate” means, for any Interest Period for a SOFR Loan, the greater of (a) the Term SOFR Reference Rate (rounded upward to the next one-sixteenth (1/16th) of one percent (0.0625%), if necessary) for a tenor comparable to the applicable Interest Period on the day (the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator and (b) the Floor; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government

Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” shall mean the date on which the indefeasible payment in full of the Obligations has occurred and Lender has no further obligation to advance funds, issue Letters of Credit or otherwise extend or continue any credit hereunder (whether due to the Stated Expiry Date or otherwise pursuant to the terms hereof).

“Total Interest Expense” means, with respect to any Person for any period, without duplication, the aggregate amount of interest and other financing charges expensed by such Person on account of such period with respect to Funded Debt including interest, discount financing fees, commissions, discounts, the interest or time value of money component of costs related to factoring or securitizing receivables or monetizing inventory and other fees and charges payable with respect to letters of credit, letters of guarantee and bankers’ acceptance financing, standby fees, the interest component of Capital Leases and net payments (if any) pursuant to hedge arrangements involving interest, but excluding any amount, such as amortization of debt discount and expenses, that would qualify as Depreciation Expense and the amount reflected in Net Income for such period in respect of gains (or losses) attributable to translation of Funded Debt from one currency to another currency, all as determined on a consolidated basis in accordance with Applicable Accounting Standards

“Trademark License” shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, Canada, any Province, State or Territory thereof, or any other country or any political subdivision thereof; and (ii) all reissues, extensions or renewals thereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

"Unfunded Capital Expenditures" means the amount of all Capital Expenditures of the Borrower and its Subsidiaries for the immediately preceding twelve month period, less any Capital Expenditures during such twelve month period that are funded by cash reserves identified by the Borrower for such purpose from the incurrence of Funded Debt (other than advances under this Agreement but, for certainty, including the Convertible Debentures) or the issuance of Shares in the immediately prior twenty four month period.

“United States” and “U.S.” mean the United States of America.

“Unused Line Fee” shall have the meaning assigned to it in Schedule E.

“U.S. Dollars” or “U.S.$” shall mean the lawful currency of the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Security Agreement” means that certain Security Agreement, dated as of February 12, 2021, by and among the U.S. Borrower, the Canadian Borrower and the Lender.

“US Borrower” means DIRTT Environmental Solutions, Inc., a corporation organized under the laws of the State of Colorado, together with its successors and assigns.

“Visa Facility” shall have the meaning assigned to it in Schedule H.

“Visa Facility Agreements” shall have the meaning assigned to it in Schedule H.

“Visa Limit” shall have the meaning assigned to it in Schedule H.

“Visa Reserve” shall have the meaning assigned to it in Schedule H.

“Withdrawal Liability” shall mean liability to a Multi-employer Plan as a result of a complete or partial withdrawal from such Multi-employer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the PPSA with respect to property in Canada, and the UCC with respect to property located in the United States. The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes, acts and related regulations shall include any amendments of same and any successor statutes and regulations; (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof; (f) the specification of any Lien as a Permitted Encumbrance shall not constitute any postponement or subordination (or agreement to do so) of Lender’s Liens; and (g) all references to “$” dollars or amounts of currency shall unless otherwise expressly provided mean lawful currency of Canada.

The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, the administration of, submission of, calculation of, performance of or any other matter related to any interest rate used in this Agreement (including, without limitation, the Term SOFR Rate) or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, or have the same value or economic equivalence of the existing interest rate (or any component thereof) being replaced or have the same volume or liquidity as did any existing interest rate (or any component thereof) prior to its discontinuance or unavailability. The Lender and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate (or component thereof) used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Lender may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

The Credit Parties confirm and agree that for purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec: (a) “personal property” shall be deemed to include “movable property”; (b) “real property” shall be deemed to include “immovable property”; (c) “tangible property” shall be deemed to include “corporeal property”; (d) “intangible property” shall be deemed to include “incorporeal property”; (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”; (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec; (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties; (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”; (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities; and (j) an “agent” shall be deemed to include a “mandatary”.

SCHEDULE B

LENDER’S AND BORROWER’S ADDRESSES FOR NOTICES

Lender’s Address:

200 Bay Street

Royal Bank Plaza

13th Floor, South Tower

Toronto, Ontario

M5J 2J5

Attention: Portfolio Manager

E-MAIL: [***]

Lender’s Address for Borrowing Notices:

20 King Street West, 4th Floor
Toronto, Ontario
M5H 1C4

Attention: Operations, Asset Based Lending Group

Borrowers Address:

7303 30th Street SE

Calgary, Alberta

T2C 1N6

Attention: Chief Financial Officer

Facsimile No.: 403-723-5000

With Copies to:

Bennett Jones LLP

4500, 855 – 2nd Street SW

Calgary, Alberta

T2P 4K7

Attention: Denise Bright

E-MAIL: [***]

SCHEDULE C

LETTERS OF CREDIT

1. Lender agrees, subject to the terms and conditions hereinafter set forth, to incur Letter of Credit Obligations in respect of the issuance of Letters of Credit issued on terms acceptable to Lender and supporting obligations of a Borrower incurred in the ordinary course of such Borrower’s business, in order to support the payment of such Borrower’s inventory purchase obligations, capital asset acquisitions, insurance premiums, or utility or other operating expenses or to support a Borrower's obligations under a contract for performance and obligations, and, in the case of any letters of guarantee, for such purposes as Lender may agree in its sole discretion, as Borrower shall request by written notice to Lender that is received by Lender not less than five (5) Business Days prior to the requested date of issuance of any such Letter of Credit; provided, that: (a) the aggregate amount of all Letter of Credit Obligations at any one time outstanding (whether or not then due and payable) shall not exceed the Letter of Credit Sublimit; (b) no Letter of Credit shall have an expiry date which is later than the Stated Expiry Date or one year following the date of issuance thereof unless otherwise agreed by the Lender; (c) all letters of guarantee shall be and shall be continued in the sole discretion of Lender; and (d) Lender shall be under no obligation to incur any Letter of Credit Obligation if after giving effect to the incurrence of such Letter of Credit Obligation, the Net Borrowing Availability would be less than zero. A Borrower will enter into an application and agreement for each such Letter of Credit.

2. The notice to be provided to Lender requesting that Lender incur Letter of Credit Obligations shall be in the form of a Letter of Credit application in the form customarily employed by Lender, together with a written request by Borrower.

3. In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, Borrowers shall be unconditionally obligated to reimburse Lender therefor, and such payment shall then be deemed to constitute a Revolving Credit Advance. For purposes of computing interest under Section 1.5, a Revolving Credit Advance made in satisfaction of a Letter of Credit Obligation shall be deemed to have been made as of the date on which Lender makes the related payment under the underlying Letter of Credit. Each Borrower hereby irrevocably authorizes Lender to debit the respective Canadian or any other bank account (including any deposit, disbursement or operating account) of the Borrowers for the purpose of paying all amounts due by the Borrowers from time to time for each drawing under any Letter of Credit, including all charges and fees pursuant to such issuance or amendment.

4. In the event that any Letter of Credit Obligations, whether or not then due or payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers will either: (a) cause the underlying Letter of Credit to be returned and cancelled and each corresponding Letter of Credit Obligation to be terminated; or (b) pay to Lender, in immediately available funds, an amount equal to 110% of the maximum amount then available to be drawn under all Letters of Credit not so returned and cancelled to be held by Lender as cash collateral in an account under the exclusive dominion and control of Lender (the “Cash Collateral Account”).

5. In the event that Lender shall incur any Letter of Credit Obligations, Borrowers agree to pay the Letter of Credit Fee to Lender as compensation to Lender for incurring such Letter of Credit Obligations.

6. Borrowers’ Obligations to Lender with respect to any Letter of Credit or Letter of Credit Obligation shall be evidenced by Lender’s records and shall be absolute, unconditional and irrevocable and shall not be affected, modified or impaired by: (a) any lack of validity or enforceability of the transactions contemplated by or related to such Letter of Credit or Letter of Credit Obligation; (b) any amendment or waiver of or consent to depart from all or any of the terms of the transactions contemplated by or related to such Letter of Credit or Letter of Credit Obligation; (c) the existence of any claim, set-off, defense or other right which Borrower or any other Credit Party may have against Lender or the beneficiary of such Letter of Credit, or any other Person, whether in connection with this Agreement, any other Loan Document or such Letter of Credit or the transactions contemplated thereby or any unrelated transactions; or (d) the fact that any draft, affidavit, letter, certificate, invoice, bill of lading or other document presented under or delivered in connection with such Letter of Credit or any other Letter of Credit proves to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to have been untrue or incorrect in any respect.

7. In addition to any other indemnity obligations which Borrowers may have to Lender under this Agreement and without limiting such other indemnification provisions, each Borrower hereby jointly and severally agrees to indemnify Lender from and to hold Lender harmless against any and all claims, liabilities, losses, costs and expenses (including, legal fees and expenses) which Lender may (other than as a result of its own gross negligence or wilful misconduct) incur or be subject to as a consequence, directly or indirectly, of: (a) the issuance of or payment of or failure to pay under any Letter of Credit or Letter of Credit Obligation; or (b) any suit, investigation or proceeding as to which Lender is or may become a party as a consequence, directly or indirectly, of the issuance of any Letter of Credit, the incurring of any Letter of Credit Obligation or any payment of or failure to pay under any Letter of Credit or Letter of Credit Obligation provided that the Borrowers shall have no obligation to indemnify the Lender if the Lender makes payment in violation of the terms and conditions set forth in the Letter of Credit. The obligations of each Borrower under this paragraph shall survive any termination of this Agreement and the payment in full of the Obligations.

8. Each Borrower hereby assumes all risks of the acts, omissions or misuse of each Letter of Credit by the beneficiary thereof and, in connection therewith, Lender shall not be responsible for: (a) the validity, sufficiency, genuineness or legal effect of any document submitted in connection with any drawing under any Letter of Credit even if it should in fact prove in any respect to be invalid, insufficient, inaccurate, untrue, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or any rights or benefits thereunder or any proceeds thereof, in whole or in part, even if it should prove to be invalid or ineffective for any reason; (c) the failure of any beneficiary of any Letter of Credit to comply fully with the terms thereof, including the conditions required in order to effect or pay a drawing thereunder; (d) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopy, telex or otherwise; (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a drawing under any Letter of Credit; or (f) any consequences arising from causes beyond the direct control of Lender.

SCHEDULE D

CASH MANAGEMENT SYSTEM

Each Borrower agrees to establish, and to maintain, until the Termination Date, the cash management system described below (subject to the post-closing covenant regarding accounts as set forth in Section 3.24):

1. No Credit Party: (i) shall (nor shall it permit any of its Subsidiaries to) open or maintain any deposit, chequing, operating or other bank account, or similar money handling account, with any bank or other financial institution except at Lender or as permitted by Lender in its sole discretion and as identified in Attachment 1 hereto; and (ii) shall close or permit to be closed any of the accounts identified in Attachment 1 without Lender’s prior written consent, and then only after such Credit Party has implemented agreements with Lender or bank or financial institution acceptable to Lender.

2. Attachment 1 is a complete list of all accounts currently held by the Borrowers and Guarantors.

3. Commencing on the Closing Date and until the Termination Date, all monies (which term when used in this Agreement includes all cheques, bills of exchange and other payment instruments as well as cash) received by the Borrowers, including, but not limited to, any receipts in payment of any Accounts or in respect of any insurance proceeds, whether or not a notice and direction has been sent to the Borrowers’ Account Debtors, shall be received and held, and shall be deemed to be received and held, in trust for Lender and shall be, and shall be deemed to be, kept separate and apart from the Borrowers’ own funds and immediately deposited or transfered by it on a daily basis in one or more blocked accounts set up for this purpose and listed in Attachment 1 hereto (collectively, the “Blocked Accounts”).

4. The Borrowers shall execute and deliver to Lender, Lender’s standard form Blocked Accounts agreement (“Blocked Accounts Agreement”), the receipt of which is a condition precedent to any accommodation of credit hereunder. During a Cash Dominion Period, Lender is hereby irrevocably and unconditionally authorised and directed by Borrower, in Lender’s discretion, to sweep the Blocked Accounts on a daily basis and to set-off, compensate and apply any credit balances in the Blocked Accounts (after conversion into Canadian Dollars or U.S. Dollars, as applicable, as determined necessary by Lender) to repay any Obligations in such order as Lender sees fit or to be held by Lender as cash collateral, with any remaining funds then being deposited to the Borrowers’ disbursement accounts with Lender.

5. Where the perfection of the security interest of Lender in any Account or deposit in any Account, is governed by the UCC, and such account is identified as “Blocked” on Attachment 1, such Borrower shall ensure that at all times Lender has “control” of such Accounts or deposits in accounts under the UCC pursuant to the applicable Blocked Accounts Agreement.

6. Each Borrower may maintain, in its name, accounts (the “Disbursement Accounts”) at Lender or at an Affiliate of Lender acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Revolving Credit Advances made pursuant to Section 1.1 for use solely in accordance with the provisions of Section 1.3. All of the Disbursement Accounts as of the Closing Date are listed in Attachment 1 hereto.

7. Upon the request of Lender following a Cash Dominion Period, each Credit Party shall forward to Lender, on a daily basis, evidence of the deposit or transfer of all items of payment received by such Credit Party into the Blocked Accounts and copies of all such cheques and other items, together with a statement showing the application of those items relating to payments on Accounts to outstanding Accounts and a collection report with regard thereto in form and substance satisfactory to Lender.

ATTACHMENT 1 TO SCHEDULE D

LIST OF BANK ACCOUNTS

Bank	Bank Address	Account Name	Account #	Transit/ Routing #	Currency	Account Type
Royal Bank of Canada	Main Branch - Calgary	DIRTT Environmental Solutions Ltd.	[***]	[***]	CDN	[***]
339 8th Ave SW
Calgary, AB T2P 1C4
Royal Bank of Canada	Main Branch - Calgary	DIRTT Environmental Solutions, Inc.	[***]	[***]	CDN	[***]
339 8th Ave SW
Calgary, AB T2P 1C4
Royal Bank of Canada	Main Branch - Calgary	DIRTT Environmental Solutions, Inc.	[***]	[***]	USD	[***]
339 8th Ave SW
Calgary, AB T2P 1C4
Royal Bank of Canada	Main Branch - Calgary	DIRTT Environmental Solutions Ltd.	[***]	[***]	USD	[***]
339 8th Ave SW
Calgary, AB T2P 1C4
Royal Bank of Canada	Main Branch - Calgary	DIRTT Environmental Solutions Ltd.	[***]	[***]	CDN	[***]
339 8th Ave SW
Calgary, AB T2P 1C4
Royal Bank of Canada	Main Branch - Calgary	DIRTT Environmental Solutions Ltd.	[***]	[***]	USD	[***]
339 8th Ave SW
Calgary, AB T2P 1C4

Royal Bank of Canada	Main Branch - Calgary	DIRTT Environmental Solutions, Inc.	[***]	[***]	USD	[***]
339 8th Ave SW
Calgary, AB T2P 1C4
City National Bank	555 S. Flower St.	DIRTT Environmental Solutions, Inc.	[***]	[***]	USD	[***]
Los Angeles, CA 90071
City National Bank	555 S. Flower St.	DIRTT Environmental Solutions, Inc.	[***]	[***]	USD	[***]
Los Angeles, CA 90071
City National Bank	555 S. Flower St.	DIRTT Environmental Solutions, Inc.	[***]	[***]	USD	[***]
Los Angeles, CA 90071

SCHEDULE E

FEES

1. Unused Line Fee: For each day from the Closing Date, and through and including the Commitment Termination Date, the Borrowers, jointly and severally, shall pay to Lender an amount equal to the Maximum Amount less the aggregate of: (a) the aggregate amount of Revolving Credit Advances outstanding at the end of each day; and (b) the total Letter of Credit Obligations incurred by Lender and outstanding at the end of each day, multiplied by 0.40% and divided by 365 or 366, as applicable, depending on the actual number of days in the year in respect of the period for which the Unused Line Fee is payable. The Unused Line Fee for each month (except for the month in which the Commitment Termination Date occurs) is payable in arrears on the first day of each calendar month following the Closing Date; the final monthly instalment of the Unused Line Fee is payable on the Commitment Termination Date. Notwithstanding the foregoing, any unpaid Unused Line Fee is immediately due and payable on the Commitment Termination Date.

2. Letter of Credit Fee: For each day for which Lender maintains Letter of Credit Obligations outstanding, an amount equal to the amount of the Letter of Credit Obligations outstanding on such day, multiplied by a percentage to be determined at the time of issuance. The Letter of Credit Fee is payable quarterly in advance and any out of pocket fees incurred by Lender with respect to a Letter of Credit are payable on the date of issue of such Letter of Credit. Notwithstanding the foregoing, any unpaid Letter of Credit Fee is immediately due and payable on the Commitment Termination Date.

3. Closing Fee: A fully earned non-refundable closing fee of $75,000.

4. Collateral Monitoring Fee: A fully earned and non-refundable collateral monitoring fee of $1,000 per month, payable in advance beginning on the Closing Date and on the first day of each month thereafter.

6. Field Examination Fees: Borrower will reimburse Lender for Lender’s standard charges in respect of audit reviews, field examinations and collateral examinations, including the standard charges of the Lender’s internal field examination group (currently $1,200 per person per day), and all reasonable out of pocket expenses incurred in connection therewith and applicable taxes. This shall not be construed to limit Lender’s right to use third parties for such purposes.

7. Appraisal Fees: Borrower will reimburse Lender for all out of pocket expenses incurred by Lender in connection with the appraisals of Inventory conducted for Lender by an appraisal firm acceptable to Lender.

8. Miscellaneous Fees: Borrower shall be liable for all of Lender’s customary miscellaneous fees for activities undertaken by Lender, including additional uploads, amendments, waivers and other matters.

SCHEDULE F

SCHEDULE OF DOCUMENTS

The obligation of Lender to make the initial Revolving Credit Advances and extend other credit is subject to satisfaction of the condition precedent that Lender shall have received the following, each, unless otherwise specified below or the context otherwise requires, dated the Closing Date, in form and substance satisfactory to Lender and its counsel:

PRINCIPAL LOAN DOCUMENTS

1. Loan Agreement. The Loan Agreement duly executed by Borrower and the other Credit Parties party thereto.

2. Borrowing Base Certificate. An original Borrowing Base Certificate duly executed by an Authorized Officer of Borrower.

3. Notice of Borrowing. An original Notice of Borrowing duly executed by an Authorized Officer of Borrower.

COLLATERAL DOCUMENTS

1. Acknowledgement Copies of Financing Statements. Acknowledgement copies of proper financing statements and notices of recording under the PPSA, the applicable UCC and Civil Code of Quebec, as applicable, duly filed in all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender’s Lien on the Collateral in which a security interest may be perfected by filing a financing statement or a notice of recording, as applicable, pursuant to the PPSA, the UCC or the Civil Code of Quebec, as applicable.

2. Searches. Certified copies of PPSA, UCC, and as applicable, Register of Personal and Movable Real Rights of Quebec, Bank Act, insolvency, executions, litigation, or other jurisdictional searches, as applicable, or other evidence satisfactory to Lender, listing all effective, registrations, financing statements and recordations which name the Credit Parties (under present name, any previous name or any trade or doing business name) as debtor and together with copies of such other recordings, registrations and financing statements.

3. GSAs/Hypothecs/Bank Act Security/US Security Agreement. General security agreements and hypothecs of moveable property from each Credit Party granting a first priority Lien, subject to Permitted Encumbrances, in favour of Lender, in form and substance satisfactory to Lender in its sole, unfettered discretion (but not contradicting the terms hereof). Each Borrower shall also grant security to Lender under section 427 of the Bank Act (Canada) in form and substance satisfactory to Lender. The U.S. Borrower shall execute and deliver to Lender the U.S. Security Agreement.

4. Mortgage. Subject to Section 3.25, Mortgage, security agreement, financing statement, fixture fling and assignment of rents to be granted by the US Borrower in favour of the Lender with respect to the property known municipally as 325 North Wells St. Unit 1000 Chicago, Illinois Cook County, with a Tax Parcel No. 17-09-405-007-1002.

5. Guarantee. A guarantee agreement executed by each Borrower and each of the Guarantors in favour of Lender whereby such Credit Parties guarantee all of the Obligations of the other Credit Parties.

6. Intellectual Property Documents. Agreements relating to the granting to Lender of a security interest in Intellectual Property of Borrower to the extent applicable in a form suitable for filing with the appropriate federal filing office.

7. Other Recordings and Filings. Evidence of the completion of all other recordings and filings (including termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect Lender’s Lien on the Collateral and ensure such Collateral is free and clear of other Liens (except Permitted Encumbrances).

THIRD PARTY AGREEMENTS

1. Landlord and Mortgagee Consents. Unless otherwise agreed to in writing by Lender, duly executed landlord, bailee and mortgagee waivers and consents from the landlords, bailees and mortgagees of all of Borrower’s leased or owned locations where Collateral is held, in each case, in form and substance satisfactory to Lender.

2. Cash Management System. Duly executed Blocked Accounts Agreement as contemplated by Schedule D.

3. Subordination Agreements. The subordination agreement executed by Upper Canada Forest Products Ltd. in favour of the Lender.

OTHER DOCUMENTS

1. Environmental Audit. Lender’s standard form environmental questionnaire and copies of all existing environmental reviews and audits and other information pertaining to actual or potential environmental claims relating to the Collateral and the Credit Parties, as Lender may require.

2. Insurance Policies. Originals or copies of certificates of insurance described in Section 3.16, together with evidence showing loss payable or additional insured clauses or endorsements in favour of Lender.

3. Existing Lease Agreements. Copies of any existing real property leases and equipment leases to which Borrower is a party and any other document or instrument evidencing or relating to existing Indebtedness of Borrower, together with all certificates, opinions, instruments, security documents and other documents relating thereto, all of which shall be satisfactory in form and substance to Lender, certified by an Authorized Officer of Borrower as true, correct and complete copies thereof.

SCHEDULE G

MATERIAL CONTRACTS

DIRTT Environmental Solutions Ltd.

1. Lease between PIRET (7303-30th STREET SE) HOLDINGS INC. and DIRTT Environmental Solutions Ltd. dated September 15, 2012, as amended by a lease amending agreement dated April 27, 2022

2. Lease between Dream Industrial Twofer (GP) Inc. (formerly known as Dundee Industrial Twofer (GP) Inc.) and DIRTT Environmental Solutions Ltd. dated November 5, 2013, as amended by a lease amending agreement dated October 21, 2016, and a lease amending agreement dated February 14, 2022

3. Lease between HOOPP REALTY INC./LES IMMEUBLES HOOPP INC., by its duly authorized agent, Triovest Realty Advisors Inc., and DIRTT Environmental Solutions Ltd. dated February 12, 2015, as amended by a lease amending agreement dated April 16, 2015, a lease modification agreement dated October 27, 2015, a lease amending agreement dated November 12, 2015, a lease amending agreement dated January 8, 2016, and a lease amending agreement dated August 9, 2019

4. Master Lease Agreement between Royal Bank of Canada and DIRTT Environmental Solutions Ltd., dated May 4, 2020

5. Convertible unsecured subordinated note indenture dated January 25, 2021 between the Canadian Borrower, Computershare Trust Company of Canada and Computershare Trust Company, N.A., as amended, supplemented and modified from time to time.

DIRTT Environmental Solutions, Inc.

6. Lease between EastGroup Properties, L.P. and DIRTT Environmental Solutions, Inc. dated March 29, 2011, and as amended by a lease amending agreement dated September 30, 2021

7. Lease between GFP Alliance Phoenix, LLC (successor in interest to Majik Ventures, L.L.C and CAM Investment 352 LLC) and DIRTT Environmental Solutions, Inc. dated July 1, 2015, as amended by a first amendment to lease dated May 11, 2017

8. Lease between SH7-Savannah, LLC (successor in interest to 141 Knowlton Way, LLC) and DIRTT Environmental Solutions, Inc. dated October 2, 2008, as amended by a first amendment to industrial lease agreement dated March 11, 2009, and a second amendment to industrial lease agreement dated August 23, 2018

9. Lease between Tennyson Campus Owner, LP and DIRTT Environmental Solutions, Inc. dated March 4, 2020, as amended by a first amendment to lease dated May 8, 2020, and as amended by a second amendment to lease dated November 1, 2021

10. Lease between STAG Industrial Holdings, LLC (successor in interest to SP Rock Hill Legacy East #1, LLC) and DIRTT Environmental Solutions, Inc. dated October 7, 2019, as amended by a first amendment lo lease dated December 2, 2019, a second amendment to lease dated July 6, 2020, and a notice of conveyance of lease dated November 12, 2020

11. Master Lease Agreement between First American Commercial Bancorp, Inc. and DIRTT Environmental Solutions, Inc. dated April 30, 2020

SCHEDULE H

BANK PRODUCTS

A. Visa Facility

Provided that Lender will make a corporate visa credit card facility (the “Visa Facility”) available to Borrowers in such amounts as agreed to in writing by Lender in its sole and absolute discretion (the “Visa Limit”), subject to the following terms and conditions:

(a) notwithstanding any other provision of this Agreement, the Visa Facility is payable on demand and Lender may cancel or restrict the availability of the Visa Facility, or any unutilized portion thereof, at any time in its sole and absolute discretion. The Visa Limit may be reserved, dollar for dollar, from the Borrowing Availability (the “Visa Reserve”);

(b) the Visa Facility will be governed by separate agreements entered into between the applicable Borrower and Lender (collectively, the “Visa Facility Agreements”) and, in the event of a conflict between the terms and conditions of this Agreement and the Visa Facility Agreements, the terms and conditions of the Visa Facility Agreements will govern and prevail to the extent of such conflict; and

(c) the Visa Facility shall form part of the Obligations secured by all of Lender’s security.

B. Foreign Exchange Facility

Provided that no Event of Default has occurred, Lender may at its sole option and discretion, upon a Borrower’s written request, enter into foreign exchange transactions, agreements or options (“Fx Contracts”) with such Borrower from time to time on terms and conditions to be negotiated on a transaction-by-transaction basis (the “Fx Facility”). Lender makes no commitment to enter into or arrange any Fx Contracts with a Borrower and may at any time, in its sole and absolute discretion, decline to enter into or terminate any Fx Contracts. In the event that a Borrower requests, and Lender agrees, to enter into any such Fx Contracts with such Borrower, it will do so subject to the following:

(d) in no event, shall the “credit exposure” of the Fx Facility, as determined by Lender from time to time in its discretion, exceed such amounts as agreed to in writing by Lender in its sole and absolute discretion. Such Fx “credit exposure” may be reserved, dollar for dollar, from the Borrowing Availability (the “Fx Reserve”);

(e) the applicable Borrower shall promptly issue or countersign and return a confirmation or acknowledgement of the terms of each such Fx Contract as required by Lender;

(f) the applicable Borrower shall, if required by Lender, promptly enter into a Foreign Exchange and Options Master Agreement or such other agreement, in form and substance satisfactory to Lender, to govern such Fx Contracts;

(g) in the event of demand for payment concerning any Fx Contracts, Lender may terminate all or any other Fx Contracts at its sole option and discretion. If the agreement governing any such Fx Contracts does not contain provisions governing termination, any such termination shall be effected in accordance with customary market practice applied by Lender from time to time. Lender’s determination of amounts owing under any terminated Fx Contracts shall be conclusive evidence of the amounts owing thereunder, absent manifest error;

(h) Lender shall apply any amount owing by Lender to the applicable Borrower on termination of any such Fx Contracts against the applicable Borrower’s obligations to

Lender and any amount owing by such Borrower to Lender on such termination shall form part of the Obligations secured by all of Lender’s security;

(i) the applicable Borrower shall pay all required fees in connection with any such Fx Contracts and both Borrowers jointly and severally indemnify and hold Lender harmless from and against any and all losses, costs and expenses incurred by Lender in relation to any Fx Contracts, including, without limitation, the costs of terminating or cancelling any Fx Contracts;

(j) any rights of Lender in respect of any such Fx Contracts are in addition to and not in limitation of, or substitution for, any rights of Lender under any agreement governing such Fx Contracts. In the event that there is any inconsistency at any time between the terms hereof and any agreement governing such Fx Contracts, the terms of such agreement governing such Fx Contracts shall prevail to the extent of such inconsistency; and

(k) each Borrower hereby covenants and agrees to report the outstanding amounts of any and all Fx Contracts to Lender in its Borrowing Base Certificate required to be delivered to Lender on a weekly basis.

SCHEDULE I

RBC LEASE FACILITY

1. The master lease agreement between the Canadian Borrower and the Lender dated May 4, 2020, as the same may be amended, modified, varied, restated or replaced from time to time.

2. The master lease agreement no. 20200687 dated April 30, 2020 entered into by the Borrower and First American Commercial Bancorp, Inc., as the same may be amended, modified, varied, restated or replaced from time to time.

SCHEDULE J

POST-CLOSING UNDERTAKINGS

1. On or before February 26, 2021 (or such later date as the Lender may agree to in writing in its sole discretion), the Lender shall have received the following in form an substance reasonably satisfactory to the Lender:

a. Mortgage, security agreement, financing statement, fixture fling and assignment of rents granted by the US Borrower in favour of the Lender with respect to the property known municipally as 325 North Wells St. Unit 1000 Chicago, Illinois Cook County, with a Tax Parcel No. 17-09-405-007-1002 (the “Mortgaged Property”);

b. fully-paid valid title insurance with endorsements and in amounts reasonably acceptable to the Lender, insuring that the Lender shall have a perfected first priority Lien on the Mortgaged Property;

c. Opinion of Illinois counsel to the US Borrower in respect of the mortgaged on the Mortgaged Property

EXHIBIT A

FORM OF NOTICE OF BORROWING OR CONTINUATION/CONVERSION

(Letter to be typed on a Borrower’s Letterhead)

[DATE]

Royal Bank of Canada

20 King Street West, 4th Floor

Toronto, Ontario M5H 1C4

Attention: Operations Group

FAX: [***]

E-MAIL: [***]

cc:

Attention: Portfolio Manager

E-MAIL: [***]

BORROWING NOTICE

We refer to the loan agreement dated as of February 12, 2021 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement), DIRTT Environmental Solutions Ltd. and DIRTT Environmental Solutions, Inc. (each a “Borrower”, and collectively the “Borrowers”), each other Credit Party executing same and Royal Bank of Canada (“Lender”).

We hereby instruct and authorize Lender to [make advances] [continue/ convert an outstanding loan] to our disbursement account(s), subject to and in accordance with the terms and provisions of the Agreement to the account numbers specified below and to charge the Borrowers’ loan account with each such [advance(s)] [continuation(s)/ conversion(s)].

The Borrower hereby requests [an advance] [the continuation/ conversion of an outstanding loan] (the “Advance”) be made as follows:

A. Date of Advance: _________________

B. Type/ amount of Advance to be made:

RBP based Advance (CAD$): __________________

RBUSBR based Advance (U.S.$): __________________

CDOR Rate based Advance (CAD$): __________________

Term SOFR Rate based Advance (U.S.$): __________________

C. [Type of Advance resulting from the conversion or continuation (if applicable):

RBP based Advance (CAD$): __________________

RBUSBR based Advance (U.S.$): __________________

CDOR Rate based Advance (CAD$): __________________

Term SOFR Rate based loan (U.S.$): __________________]

D. Proceeds of the Advance are to be directed as follows:

CAD$ #________________________

U.S.$ #________________________

E. Duration of the Interest Period (for Advances based upon the CDOR Rate or the Term SORF Rate): __________________ [1 or 3 months]

Borrower hereby confirms as follows:

(a) Each of the representations and warranties made by each of the Credit Parties in or pursuant to the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of such date, except as Lender may have otherwise agreed to herein or in a separate writing.

(b) No Default has occurred as of the date hereof or will occur after the making of the Advance(s) requested hereunder.

DATED this __ day of _______, 20__.

BORROWER: __________________

By:	c/s

Name:

Title:

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

I, the Authorized Officer of DIRTT Environmental Solutions Ltd. (“Borrower”) hereby certify as of ●, 20●●:

1. I am familiar with and have examined the provisions of the loan agreement (the “Agreement”) dated February 12, 2021, DIRTT Environmental Solutions Ltd. and DIRTT Environmental Solutions, Inc. (each a “Borrower”, and collectively the “Borrowers”) and Royal Bank of Canada (“Lender”) and have made reasonable investigations of records and inquiries of other officers and senior personnel of Borrower. Terms defined in the Agreement have the same meanings where used in this certificate.

2. The Net Borrowing Availability is $●, calculated as follows:

U.S.$ exchange rate at ● (Bank of Canada noon rate for ●, 20●)

[Table of Calculations to be inserted here]

3. The reports and information provided herewith are accurate and complete in all respects and all amounts included as potential prior ranking claims are current amounts owing and not in arrears [indicate any claims that are past due other than those specifically noted].

Dated this ● day of ●, 20●.

Per:_________________________

Authorized Officer

POTENTIAL PRIOR RANKING CLAIMS

CAD$

GST _____________

HST _____________

PST/QST _____________

employee source deductions _____________

(including EI, CPP and taxes)

past due employer health tax _____________

past due workers’ compensation _____________

WEPPA reserve ($2,000/full time employee;

$1,000/part time employee) _____________

RRSP (employee contributions) _____________

pension plan contributions _____________

rent _____________

[realty/municipal taxes if owned real estate] _____________

other _____________

total _____________

number of full time employees: _____________

number of part time employees: _____________

ATTACHMENT “1”TO EXHIBIT B

ACCOUNTS RECEIVABLE ROLL FORWARD

	CAD$	U.S.$
total accounts receivable as of last Borrowing Base Certificate dated ______
gross sales invoiced (+)
credit notes (-)
total cash deposits into Blocked Accounts (-)
cash deposits into Blocked Accounts not credited against accounts receivable (+)
cash deposits into Blocked Accounts not related to accounts receivable (+)
adjustments (+/-)
total accounts receivable as of current Borrowing Base Certificate dated ______

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

TO:	Royal Bank of Canada (“Lender”)

The undersigned, ____________________ [TITLE of AUTHORIZED OFFICER], of DIRTT Environmental Solutions Ltd. and DIRTT Environmental Solutions, Inc. (each a “Borrower”, and collectively the “Borrowers”), pursuant to the provisions of the loan agreement dated as of February 12, 2021, among, inter alia, Lender and Borrowers (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Agreement”), DOES HEREBY CERTIFY in [his/her] capacity as an authorized officer of each Borrower and not in [his/her] personal capacity that:

1. The Financial Statements attached hereto fairly and accurately represent the Canadian Borrower's consolidated financial condition at the end of the particular accounting period set out in such Financial Statements, as well as the Canadian Borrower’s consolidated operating results during such accounting period, subject to year-end audit adjustments;

2. A review of such Financial Statements and of the activities of the Credit Parties during the period covered by such Financial Statements has been made under my supervision with a view to determining whether the Credit Parties have fulfilled all of their obligations;

3. From the commencement of the accounting period set out in such Financial Statements to the date hereof:

(a) there has been no Default or Event of Default under the Agreement;

(b) no Credit Party is aware of any event or circumstance which could reasonably have or could reasonably have had a Material Adverse Effect;

(c) the representations and warranties contained in the Agreement and the other Loan Documents are correct in all material respects on and as of the date hereof as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent that Lender has been notified in writing by a Borrower that any representation or warranty is not correct and Lender has explicitly waived in writing compliance with such representation or warranty;

(d) attached hereto is an updated Schedule G listing of Material Contracts of the Credit Parties;

(e) each Credit Party has been in full compliance with all covenants set out in the Agreement, including Financial Covenants as evidenced by the calculations attached hereto as Attachment 1;

(f) no new Subsidiaries were formed or acquired since the end of the previous calendar month [If acquired or formed, indicate for each such Subsidiary, the date of the formation or acquisition];

(g) no change in GAAP or in the application thereof has occurred since the date of the most recent audited annual Financial Statements of the Credit Parties delivered to Lender [If a change has occurred, specify the details of the change and its effect on the accompanying Financial Statements]; and

[if any of the foregoing is incorrect, revise wording accordingly to include particulars of any variation.]

4. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on behalf of each Borrower as of the _______ day of ________________, 20<●>.

By: Name: Title of Authorized Officer

ATTACHMENT “1”to exhibit C

FINANCIAL COVENANTS

COMPANY NAME  ______________________________________

MONTHLY CERTIFICATE  _________________________________ 20__

A. Fixed Charge Coverage Ratio

Net Income

plus:
Depreciation Expense

current and deferred taxes

investment losses accounted for by equity

Total Interest Expense
unrealized hedging losses

non-cash stock based compensation expenses

extraordinary, non-recurring and unusual losses
minus:

reduction of income taxes

unrealized hedging gains

investment gains accounted for by equity

extraordinary, non-recurring and unusual gains
Adjusted EBITDA
minus:

cash income taxes paid

Unfunded Capital Expenditures

Restricted Payments

plus

operating leases and rent
(i) TOTAL

Total Interest Expense

scheduled payments of principal on Funded Debt
scheduled payments under Capital Leases

operating lease payments
(ii) TOTAL

Fixed Charge Coverage Ratio = (i)/(ii)

B. Reserve Account Balance

TOTAL =

EXHIBIT D

FORM OF NOTICE OF REPAYMENT

(Letter to be typed on a Borrower’s Letterhead)

[DATE]

Royal Bank of Canada

20 King Street West, 4th Floor

Toronto, Ontario M5H 1C4

Attention: Operations Group

FAX: [***]

E-MAIL: [***]

cc:

Attention: Portfolio Manager

E-MAIL: [***]

REPAYMENT NOTICE

We refer to the loan agreement dated as of February 12, 2021 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement), DIRTT Environmental Solutions Ltd. and DIRTT Environmental Solutions, Inc. (each a “Borrower”, and collectively the “Borrowers”), each other Credit Party executing same and Royal Bank of Canada (“Lender”).

The Borrowers hereby give you notice pursuant to Section 1.2(c) of the Credit Agreement that they intend to make a prepayment of [RBP] [RBUSBR] [CDOR Rate] [Term SOFR Rate] Revolving Loans in the amount of [U.S.] / [CDN] $________________ on ________________, 20_____.

[Note to Draft: revise wording accordingly to include particulars if the prepayment is conditioned upon the occurrence or non-occurrence of any event.]

DIRTT ENVIRONMENTAL SOLUTIONS LTD.
Per:
Name:
Title:

DIRTT ENVIRONMENTAL SOLUTIONS, INC.
Per:
Name:
Title:

2